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                                                                   Exhibit 10.12

                                                                  EXECUTION COPY

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             ANCILLARY EQUIPMENT SITE LEASE AND EASEMENT AGREEMENT

                          dated as of August 19, 1999

                                    between

                        CLARK REFINING & MARKETING, INC.

                                      and

                         PORT ARTHUR COKER COMPANY L.P.




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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I
              DEFINITIONS....................................................  1
              SECTION 1.1  Definitions.......................................  1
              SECTION 1.2  Other Definitional Provisions.....................  1

ARTICLE II
              LEASE AND GRANT OF EASEMENT....................................  2
              SECTION 2.1  Lease.............................................  2
              SECTION 2.2  Grant of Easement.................................  2
              SECTION 2.3  Easements Appurtenant.............................  2
              SECTION 2.4  No Interference...................................  2

ARTICLE III
              POSSESSION AND QUIET ENJOYMENT.................................  3

ARTICLE IV
              TITLE..........................................................  3

ARTICLE V
              FIXTURES.......................................................  3

ARTICLE VI
              CONSTRUCTION OBLIGATION........................................  4
              SECTION 6.1  Lessor to Upgrade Ancillary Equipment.............  4
              SECTION 6.2  Scope of Work.....................................  4
              SECTION 6.3  Assignment of Construction Contract...............  4
              SECTION 6.4  Ancillary Equipment Letter of Credit..............  5

ARTICLE VII
              UNDERTAKINGS OF LESSOR; FURTHER ASSURANCES.....................  5

ARTICLE VIII
              RESERVATIONS AND RESTRICTIONS..................................  6
              SECTION 8.1  Reservations......................................  6

ARTICLE IX
              MAINTENANCE; INSPECTION; COMPLIANCE WITH LAWS..................  6
              SECTION 9.1  Maintenance.......................................  6
              SECTION 9.2  Inspection........................................  7
              SECTION 9.3  Compliance with Laws..............................  7


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ARTICLE X
              LIENS..........................................................  8
              SECTION 10.1  Lessee Liens.....................................  8
              SECTION 10.2  Lessor Liens.....................................  8

ARTICLE XI
              TAXES AND CHARGES..............................................  8
              SECTION 11.1  Taxes............................................  8
              SECTION 11.2  Apportionment....................................  9

ARTICLE XII
              INSURANCE......................................................  9
              SECTION 12.1  Lessor Insurance.................................  9

ARTICLE XIII
              RENT........................................................... 10
              SECTION 13.1  Initial Term..................................... 10
              SECTION 13.2  Renewal Term..................................... 10
              SECTION 13.3  Early Termination................................ 11

ARTICLE XIV
              NONTERMINATION................................................. 11

ARTICLE XV
              CONDEMNATION................................................... 12

ARTICLE XVI
              BINDING EFFECT; SUCCESSORS AND ASSIGNS......................... 12

ARTICLE XVII
              NON-REMOVAL OF FACILITY........................................ 12

ARTICLE XVIII
              POSSESSION UPON TERMINATION.................................... 13

ARTICLE XIX
              INDEMNITY...................................................... 13
              SECTION 19.1  Lessee Indemnity................................. 13
              SECTION 19.2  Lessor Indemnity................................. 13

ARTICLE XX
              TERM........................................................... 14
              SECTION 20.1  Ancillary Equipment Site Lease Term.............. 14
              SECTION 20.2  Renewal Term..................................... 14


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ARTICLE XXI
              MINERAL RIGHTS................................................. 15

ARTICLE XXII
              MISCELLANEOUS.................................................. 15
              SECTION 22.1  Assignment as Security for Lessee's Obligations.. 15
              SECTION 22.2  Memorandum of Lease.............................. 15
              SECTION 22.3  Relationship of the Parties...................... 16
              SECTION 22.4  Time is of the Essence........................... 16
              SECTION 22.5  Notices.......................................... 16
              SECTION 22.6  Severability..................................... 17
              SECTION 22.7  Amendment........................................ 17
              SECTION 22.8  Headings, etc.................................... 17
              SECTION 22.9  Counterparts..................................... 17
              SECTION 22.10 GOVERNING LAW.................................... 17
              SECTION 22.11 WAIVER OF JURY TRIAL............................. 17

ARTICLE XXIII
              NO MERGER...................................................... 18
              SECTION 23.1  No Merger........................................ 18

        APPENDIX A -- DEFINITIONS

        EXHIBITS

        A    Ancillary Equipment Site Description
        B    Ancillary Equipment Description
        C    Adjacent Refinery Property Description
        D    Lessor Ancillary Equipment Upgrade Description
        E    Turnarounds and Capital Maintenance Description
        F    Form of Consent and Assignment Agreement
        G    Form of Memorandum of Lease
        H    Ancillary Equipment Operating Fee Calculation

        SCHEDULES

        I    Ancillary Equipment Site Permitted Liens


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

          SITE AND EQUIPMENT LEASE AND EASEMENT AGREEMENT (the "Ancillary Equipment Site Lease"), dated as of August 19, 1999, between Clark Refining & Marketing, Inc., a Delaware corporation ("Lessor") and Port Arthur Coker Company L.P., a Delaware limited partnership ("Lessee").

          WHEREAS, the Lessor is the owner of the Ancillary Equipment Site and the Ancillary Equipment;

          WHEREAS, Lessee wishes to lease the Ancillary Equipment Site and the Ancillary Equipment from Lessor and wishes Lessor to perform certain required upgrades thereto in order for the Lessee to operate the Ancillary Equipment in connection with the Coker Complex; and

          WHEREAS, Lessor wishes to perform such upgrades to the Ancillary Equipment and lease the Ancillary Equipment and Ancillary Equipment Site to Lessee;

          NOW THEREFORE, for and in consideration of the mutual covenants, premises and agreements set forth herein, and good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.1 Definitions. Except as otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned thereto in Appendix A.

          SECTION 1.2  Other Definitional Provisions.
                       -----------------------------

          (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Ancillary Equipment Site Lease shall refer to this Ancillary Equipment Site Lease as a whole and not to any particular provision of this Ancillary Equipment Site Lease, and Article, Section and Schedule references are to this Ancillary Equipment Site Lease unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                  ARTICLE II
                          LEASE AND GRANT OF EASEMENT

          SECTION 2.1 Lease. The Lessor hereby demises, leases and delivers to the Lessee and Lessee hereby leases and accepts from Lessor the following described properties for a term of years equal to the Ancillary Equipment Site Lease Term, subject to all Permitted Liens now or hereafter in existence, the following (such estates being referred to herein as the "Ancillary Equipment Site Leasehold"):

               (a) the real property (the "Ancillary Equipment Site") described in Exhibit A; and

               (b) all equipment, buildings, structures, fixtures and improvements located on the Ancillary Equipment Site, including without limitation those processing units described in Exhibit B.

          SECTION 2.2 Grant of Easement. Lessor does hereby grant and convey to Lessee a nonexclusive easement (the "Ancillary Equipment Easement") on, over and under the Adjacent Refinery Property as more particularly described in Exhibit C, for the purpose of ingress and egress, for the location and maintenance of the Ancillary Equipment (including, without limitation, all interconnection pipes, wiring, other pipelines and communication and utility lines) and for any other purpose as may be necessary or desirable in connection with the maintenance and operation of the Ancillary Equipment or the operation of the Heavy Oil Processing Facility. The appurtenant non-exclusive easement herein granted includes, without limitation, the right to use the twenty (20) foot wide access easements described on Exhibit C hereto, connecting the Ancillary Equipment Site to Texas Highway 870.

          SECTION 2.3 Easements Appurtenant. The Ancillary Equipment Easement shall be deemed to be appurtenant to the Ancillary Equipment Leasehold and shall be for the benefit of the Lessee and its successors and assigns and any tenant of the Ancillary Equipment Leasehold. Lessor agrees that it will not make any use or permit any use of the land described in Exhibit C that would interfere with the use and enjoyment of the Ancillary Equipment Easement or the operation of the Ancillary Equipment Site in connection with the Coker Complex by the Lessee or its successors, assigns or subtenants at any time during the Ancillary Equipment Site Lease Term, except to the extent that such use would not impair
(i) the ability of the Lessee or its successors, assigns or subtenants to operate the Coker Complex in accordance with the Base Case Financial Model or
(ii) any of the security interests granted or to be granted by the Coker Company to the Financing Parties pursuant to the Financing Documents.

          SECTION 2.4 No Interference. With respect to any nonexclusive easement granted pursuant to this Ancillary Equipment Site Lease, the Lessor shall not grant or convey any easement or other interest (other than a Permitted
Lien) that, if used or enjoyed in accordance with its terms, would interfere with the use and enjoyment of the Coker Complex, the Ancillary Equipment Leasehold or the Ancillary Equipment Easement or the operation of the Ancillary Equipment or the Coker Complex by the Lessee or its permitted successors, assigns or subtenants at any time during the Ancillary Equipment Site Lease Term, except to the extent that such

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easement or interest would not or impair (i) the ability of the Lessee or its successors, assigns or subtenants to operate the Coker Complex in accordance with the Base Case Financial Model or (ii) any of the security interests granted or to be granted by the Coker Company to the Financing Parties pursuant to the Financing Documents.

                                  ARTICLE III
                        POSSESSION AND QUIET ENJOYMENT

          The Lessor covenants with the Lessee that the Lessee will enjoy quiet possession of the Ancillary Equipment Leasehold and the right to utilize the Ancillary Equipment Easement, free from claims of persons in possession and third parties claiming rights thereto.

                                  ARTICLE IV
                                     TITLE

          The Lessor warrants and represents that it has (a) good and indefeasible title to the Ancillary Equipment, the Ancillary Equipment Site and to all property covered by the Ancillary Equipment Easement, in fee simple absolute and (b) the right to convey the Ancillary Equipment Easement, in each case free and clear of all liens and encumbrances, except for Permitted Liens. The Lessor further warrants and represents that Permitted Liens in existence on the date hereof do not and will not adversely affect the use of the Ancillary Equipment, the Ancillary Equipment Site and the Ancillary Equipment Easement as contemplated by the other Project Documents.

                                   ARTICLE V
                                   FIXTURES

          As a material part of this Ancillary Equipment Site Lease, the Lessor and Lessee agree and intend that each item representing part of the Ancillary Equipment (including the Ancillary Equipment Upgrade) (a) is attached, affixed and annexed to the Ancillary Equipment Site or the Ancillary Equipment Easement, as the case may be, by agreement and intention of the parties, (b) shall remain affixed to the Ancillary Equipment Site or the Ancillary Equipment Easement, as the case may be, (c) shall be considered with respect to the interests of the parties hereto as the real property of the Lessor, (d) shall be considered to become fixtures to and a part of the Ancillary Equipment Site or the Ancillary Equipment Easement, as the case may be, immediately upon being installed or constructed on, or otherwise affixed or annexed to, the Ancillary Equipment Site, (e) is adaptable to the uses and purposes for which the Ancillary Equipment Site is being leased by Lessor to Lessee, and (f) cannot be removed from the Ancillary Equipment Site without doing substantial injury and/or material damage to the Ancillary Equipment Site.

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                                  ARTICLE VI
                            CONSTRUCTION OBLIGATION

          SECTION 6.1 Lessor to Upgrade Ancillary Equipment. The Lessor covenants to construct and substantially complete, on or before October 1, 2000, at Lessor's sole cost and expense, the additions, betterments and upgrades to the Ancillary Equipment described on Exhibit D (the "Lessor Ancillary Equipment Upgrade") pursuant to the Ancillary Equipment Upgrade Contract or otherwise. Should Lessor fail to complete the Lessor Ancillary Equipment Upgrade by October 1, 2000, Lessor hereby agrees that Lessee may engage its own contractor(s) to complete the Lessor Ancillary Equipment Upgrade at Lessor's expense.

          SECTION 6.2 Scope of Work. Lessor shall perform or shall cause to be performed all of the Lessor Ancillary Equipment Upgrade in accordance with the specifications set forth on Exhibit D. Without limiting the generality of the foregoing:

               (a) All components shall be new (except for used equipment (x) expressly specified as used on Exhibit D, (y) not required, pursuant to the Exhibit D, to be new equipment or (z) otherwise agreed in writing by Lessee) and of good quality when installed; shall meet the generally accepted standard of quality applicable to the design and engineering of refinery installations of similar size, type and design; shall be designed and manufactured in accordance with recognized refinery and petrochemical industry standards for such components and in accordance with the Standards; and shall be free from defects and deficiencies in design, materials and workmanship or otherwise;

               (b) The Lessor Ancillary Equipment Upgrade shall be performed and installed in accordance with the standards set forth on Exhibit D and in accordance with workmanlike and good engineering practices;

               (c) The Lessor Ancillary Equipment Upgrade shall be designed and built to integrate with the Coker Complex such that, upon completion, the Heavy Oil Upgrade Project shall be capable of being operated (i) at the Guaranteed Values as required by the Performance Test Standards; (ii) in compliance with all Applicable Laws in effect on the date that the Lessee issues a final completion certificate to the Contractor pursuant to the EPC Contract; (iii) in accordance with the Standards; and (iv) free from defects and deficiencies in design, materials and workmanship or otherwise; and

               (d) Lessor shall take all such actions, and shall direct the Contractor to take all such actions, as may be required in connection with the integration of the Ancillary Equipment with the Coker Complex.

          SECTION 6.3 Assignment of Construction Contract. As security for its obligation to perform the Lessor Ancillary Equipment Upgrade, Lessor hereby collaterally assigns to Lessee, and hereby grants to Lessee a security interest in, all of Lessor's right, title and interest in and to any and all construction, design, engineering or procurement contracts entered

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into by or on behalf of Lessor for the purpose of performing the Lessor
Ancillary Equipment Upgrade, including, without limitation, the Ancillary Equipment Upgrade Contract.

          SECTION 6.4 Ancillary Equipment Letter of Credit. For so long as the Ancillary Equipment Upgrade is not substantially complete, the Lessor shall provide and maintain in effect, for the benefit of the Contractor, the standby letter as required by, and on the terms and conditions set forth in, the Ancillary Equipment Upgrade Contract.

                                  ARTICLE VII
                  UNDERTAKINGS OF LESSOR; FURTHER ASSURANCES

          The Lessor covenants, represents and warrants to the Lessee that the Ancillary Equipment Site Leasehold and the Ancillary Equipment Easement are sufficient and will, at all times during the Ancillary Equipment Site Lease Term, be sufficient or, if the same shall cease to be so sufficient, the Lessor will at its expense take such action, including the conveyance of additional easements and the grant of additional rights, as is reasonable or necessary, in order to provide the Lessee with reasonable means of constructing, connecting, operating, maintaining, replacing, renewing and repairing the Ancillary Equipment including, but not limited to (a) reasonable means of transporting materials to be processed to the Ancillary Equipment and transporting processed material from the Ancillary Equipment to the Coker Complex, (b) reasonable access subject to regulatory restrictions to communications networks and sources of electric power, natural gas and other utilities for operation of the Ancillary Equipment, (c) reasonable access subject to regulatory restrictions to sources of potable water, (d) reasonable access subject to regulatory restrictions to areas for or means of disposing of waste materials generated by the operation of the Ancillary Equipment, (e) reasonable access on the Ancillary Equipment Site to a supply of hydrogen, by pipeline, by a hydrogen supply plant commissioned by the Lessor and constructed by a hydrogen supplier on or near the Ancillary Equipment Site or by another commercially reasonable alternative, sufficient for the requirements of the Ancillary Equipment, and (f) existing firewater systems, as they may be modified, necessary to maintain, protect and preserve the Ancillary Equipment Site. At all times during the Ancillary Equipment Site Lease Term the Lessor, at its expense, shall maintain the areas covered by the Ancillary Equipment Easement in good condition and repair and in accordance with Applicable Laws so that they will be available for the operation of the Ancillary Equipment, including, without limitation, the maintenance of roads, equipment, pumps, and pipelines located on areas covered by the Ancillary Equipment Easement.

          The agreement and obligation of Lessor to provide electric utilities and electric service, natural gas and gas service, potable water and water service, and sanitary sewage service to the Ancillary Equipment Site is incident to, dependent upon and inseparable from the landlord/tenant relationship established by this Ancillary Equipment Site Lease, and such obligation shall continue only for the Ancillary Equipment Site Lease Term and the existence of such landlord/tenant relationship. All charges for potable water and sanitary sewer services to be provided by Lessor to Lessee pursuant to the Services and Supply Agreement are included in the rent payable to Lessor hereunder. The calculation of the Ancillary Equipment Operating Fee as it

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                                                                               6

relates to the provision of electricity and electric service and natural gas and gas service to the Ancillary Equipment is intended only to provide a mechanism for Lessor to recover from Lessee the cost of providing electricity and electric service, and natural gas and gas service, to the Ancillary Equipment, and it is not intended that Lessor shall make a profit by providing such utilities). Lessee acknowledges, understands and agrees that none of such utilities may be sold or resold by Lessee, and none of such utilities may be used by any other party or for any other purpose other than in connection with its tenancy hereunder.

                                 ARTICLE VIII
                         RESERVATIONS AND RESTRICTIONS

          SECTION 8.1 Reservations. The grant and conveyance of the Ancillary Equipment Easement by the Lessor to the Lessee are subject to the following reservations and understandings:

          (a) The Lessor reserves the right to relocate all or any portion of the Ancillary Equipment or other property of the Lessee located on the Adjacent Refinery Property provided that such relocation (i) does not subject such property to any Liens, conditions or other restrictions (other than Permitted Liens) that are more burdensome to the Lessee than before such relocation, (ii) is at the Lessor's expense and (iii) does not deprive the Lessee of effective use of such property or make the use of such property more expensive or burdensome or adversely affect the operation of the Ancillary Equipment or the Coker Complex, except to the extent that such relocation would not impair (x) the ability of the Lessee or its successors, assigns or subtenants to operate the Coker Complex in accordance with the Base Case Financial Model or (y) any of the security interests granted or to be granted by the Coker Company to the Financing Parties pursuant to the Financing Documents.

          (b) Subject to Section 2.2 and clause (a) of this Section 8.1, the Lessor reserves the right to use, permit the use of, or grant easements or licenses to use, any part of the Adjacent Refinery Property.

                                  ARTICLE IX
                 MAINTENANCE; INSPECTION; COMPLIANCE WITH LAWS

          SECTION 9.1 Maintenance. During the Ancillary Equipment Site Lease Term, the Lessee shall take care of and maintain the Ancillary Equipment Site and provide ordinary maintenance of the Ancillary Equipment, which shall not include capital improvements. So long as the Services and Supply Agreement is in effect, such performance with respect to maintenance of the Ancillary Equipment Site as rendered by Lessor thereunder shall be deemed to fulfill Lessee's obligations under this Section. Lessor shall be obligated to conduct scheduled

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                                                                               7

turnarounds and capital maintenance on the Ancillary Equipment, in accordance with Exhibit E hereto.

          SECTION 9.2 Inspection. During the Ancillary Equipment Site Lease Term, the Lessor and its authorized representatives may, at their own expense, at reasonable times and by appointment on reasonable notice, inspect the Ancillary Equipment Site and the Ancillary Equipment and any other property located on the Ancillary Equipment Site.

          SECTION 9.3 Compliance with Laws. (a) During the Ancillary Equipment Site Lease Term, the Lessee, at its sole cost and expense, shall conform to, comply with and take any and all action necessary to avoid or eliminate any violation of any Applicable Laws applicable to the Ancillary Equipment Site and the Ancillary Equipment, or the use or occupancy thereof, unless and to the extent that (x) the Lessee shall be prosecuting in good faith a test, challenge, appeal or proceeding for review of such Applicable Laws by appropriate proceedings that do not involve any substantial risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of any Lien prohibited by Article X on the Ancillary Equipment Site or any part thereof, (ii) extending the ultimate imposition of such requirement beyond the termination of the Ancillary Equipment Site Lease Term or (iii) any material claim against the Lessor, the Ancillary Equipment Site or any property of the Lessor or (y) such violation relates to the presence of or any failure to remediate environmental contamination existing on or under the Ancillary Equipment Site prior to the date hereof. So long as the Services and Supply Agreement is in effect, such performance with respect to compliance with laws applicable to the Ancillary Equipment Site and the Ancillary Equipment as may be rendered thereunder by the Lessor shall be deemed to fulfill Lessee's obligations under this Section.

               (b) During the Ancillary Equipment Site Lease Term, the Lessor, at its sole cost and expense, shall conform to, comply with and take any and all action necessary to avoid or eliminate any violation of any Applicable Laws applicable to the Clark Refinery Property (other than the Ancillary Equipment or the Ancillary Equipment Site, except to the extent that such violation relates to any environmental condition on or under the Ancillary Equipment Site prior to the date hereof), or the use, ownership or occupancy thereof, unless and to the extent that (x) the Lessor shall be prosecuting in good faith a test, challenge, appeal or proceeding for review of such Applicable Laws by appropriate proceedings that do not involve any substantial risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of any Lien prohibited by Article X on the Clark Refinery Property or any part thereof, (ii) extending the ultimate imposition of such requirement beyond the termination of the Ancillary Equipment Site Lease Term or (iii) any material claim against the Lessee, the Clark Refinery Property or any property of the Lessee, or (y) such violation could not reasonably be expected to have a material adverse effect on the Ancillary Equipment Site or the right of Lessee to use and enjoy the Ancillary Equipment Easement.

                                   ARTICLE X
                                     LIENS

          SECTION 10.1 Lessee Liens. (a) During the Ancillary Equipment Site Lease Term, the Lessee shall not directly or indirectly create, assume or suffer to exist any Lien by any Person claiming by, through or under the Lessee, on or with respect to the Ancillary Equipment Site, except Permitted Liens or any other Lien against Ancillary Equipment Site or the Ancillary Equipment Easement
(i) in favor of any taxing authority by reason of the nonpayment by Lessor of any Tax (other than Taxes being diligently contested in good faith in appropriate proceedings), (ii) resulting from any act of Lessor or failure by Lessor to take any action required hereunder, or (iii) arising in connection with claims against Lessor.

          (b)  If any Lien, other than a Lien excepted under clause (a) of this
Section 10.1, on any property of the Lessor arising in connection with the Lessee's use or occupation of the Ancillary Equipment Site or the Ancillary Equipment Easement or work of any character performed by or at the direction of the Lessee, shall arise at any time during the Ancillary Equipment Site Lease Term, the Lessee shall promptly discharge it at its own cost and expense and shall indemnify and hold harmless the Lessor from and against any loss, damage, costs or expense (including legal fees and expenses) as a result of the existence or enforcement of such Lien.

          SECTION 10.2 Lessor Liens. During the Ancillary Equipment Site Lease Term, the Lessor shall not directly or indirectly create, assume or suffer to exist any Lessor Lien or any other Lien by any Person claiming by, through or under the Lessor, on or with respect to the Clark Refinery Property, except Permitted Liens. If any Lien, other than a Permitted Lien, on any property of the Lessee arising in connection with the Lessor's use, ownership or occupation of the Clark Refinery Property or work of any character performed by or at the direction of the Lessor, shall arise at any time during the Ancillary Equipment Site Lease Term, the Lessor shall promptly discharge it at its own cost and expense and shall indemnify and hold harmless the Lessee from and against any loss, damage, costs or expense (including legal fees and expenses) as a result of the existence or enforcement of such Lien.

                                  ARTICLE XI
                               TAXES AND CHARGES

          SECTION 11.1 Taxes. (a) During the Ancillary Equipment Site Lease Term, the Lessee shall pay or cause to be paid, before delinquency, any Tax assessed, levied, imposed upon, or to become due and payable out of or in respect of the use, ownership, possession, operation, control, maintenance or insurance of the Ancillary Equipment Site.

          (b) The Lessee shall have the right to contest in good faith, at the Lessee's sole cost and expense, the amount or validity, in whole or in part, of any Tax by appropriate proceedings, so long as such contest and proceedings shall not involve any material risk of sale,

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                                                                               9

forfeiture or loss of the Ancillary Equipment Site, or any part thereof or the imposition of any Lien prohibited by Article X.

          (c) During the Ancillary Equipment Site Lease Term, the Lessor shall pay or cause to be paid, before delinquency, any tax assessed, levied, imposed upon, or to become due and payable out of or in respect of the use, ownership, possession, operation, control, maintenance or insurance of the Clark Refinery Property, other than Taxes payable by Lessee pursuant to clause (a) above.

          (d) The Lessor shall have the right to contest in good faith, at the Lessor's sole cost and expense, the amount or validity, in whole or in part, of any tax, due and payable out of or in respect of the use, ownership, possession, operation, control, maintenance or insurance of the Clark Refinery Property by appropriate proceedings, so long as such contest and proceedings shall not involve any substantial risk of sale, forfeiture or loss of the Clark Refinery Property, or any part thereof or the imposition of any Lien prohibited by
Article X.

          SECTION 11.2 Apportionment. If during the Ancillary Equipment Site Lease Term the Ancillary Equipment Site shall not be separately assessed but shall be assessed as part of a larger tract of land, then Lessor and Lessee shall fairly and equitably apportion any Tax resulting from such assessment based on (a) with respect to any tax assessed on equipment, the relative value of the equipment being leased hereunder and any other equipment included in such assessment, and (b) with respect to any land, the relative acreage of the land comprising the Ancillary Equipment Site and any other land being taxed.

                                  ARTICLE XII
                                   INSURANCE

          SECTION 12.1 Lessor Insurance. During the Ancillary Equipment Site Lease Term, the Lessor shall, without cost to the Lessee, maintain or cause to be maintained in effect with insurers of good national or international repute, comprehensive general liability insurance policies with respect to the Clark Refinery Property, including the Ancillary Equipment and the Ancillary Equipment Site, insuring against death and bodily injury, loss or damage to property of others and such other risks as are customarily insured against in the petroleum refining industry, all in such amounts and on terms described under the headings "Construction Phase -- Operator" and "Operational Phase -- Operator" on Exhibit J to the Common Security Agreement. Any insurance policies maintained in accordance with this Section 12.2 shall name the Lessee and the Collateral Trustee as additional insured parties thereunder. Copies or certificates of such policies shall be delivered to the Lessee and the Collateral Trustee by the Lessor.

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                                                                              10

                                 ARTICLE XIII
                                     RENT

          SECTION 13.1 Initial Term. (a) For and during the Ancillary Equipment Site Initial Term, the Lessee shall pay the Lessor the following base rental for use and occupancy of the Ancillary Equipment Site Leasehold and the Ancillary Equipment Easement: consecutive quarterly installments with respect to each calendar quarter, in arrears, due and payable on the last day of April, July, October, and January commencing with the first such month after the Start-up Date until the expiration or earlier termination of the Ancillary Equipment Site Initial Term in an amount each quarter equal to (x) seven million six hundred ninety thousand dollars ($7,690,000), multiplied by (y) the Inflation Factor in effect in the month such installment is due; provided, however, that the amount of the first such payment shall be pro rated in proportion to the number of days in such quarter after the Start-up Date. Notwithstanding the fact that payment of rent by the Lessee does not commence until the Start-up Date, the parties intend that all rights, duties and obligations of the Lessor and Lessee hereunder shall be enforceable as of the date hereof.

          (b)  In addition to the base rent payable under clause (a) above or
Section 13.2 below, the Lessee shall pay the Lessor the fee calculated in accordance with the formula set forth in Exhibit H hereto (the "Ancillary Equipment Operating Fee") on the twentieth (20th) calendar day of each month after the Start-up Date during the Ancillary Equipment Site Lease Term for so long as the Services and Supply Agreement is in effect, as additional rent, for all Services and Supplies provided by Lessor to the Lessee pursuant to the Services and Supply Agreement and related to the on-going operation of the Ancillary Equipment. If Clark R&M incurs increased costs for purchases of catalysts or other consumable materials or other expenses related to its operation the Ancillary Equipment which are intended to increase the net revenues of the Coker Company, then upon the written request of Clark R&M the parties shall meet to negotiate in good faith an equitable adjustment to the calculation of the Ancillary Equipment Operating Fee to reflect such increased costs; provided, however, that such adjustment shall not (i) have a material adverse effect on the ability of the Coker Company to operate in accordance with the Base Case Financial Model and (ii) become effective until approved by the Independent Engineer.

          SECTION 13.2 Renewal Term. If Lessee has provided notice of exercise of its option to extend the term hereof for an Ancillary Equipment Site Renewal Term as provided in Section 20.2 hereof, Lessor and Lessee shall consult for the purpose of determining the Fair Market Rental Value of the Ancillary Equipment Site and the Ancillary Equipment as of the end of the Ancillary Equipment Site Initial Term or the applicable Ancillary Equipment Site Renewal Term, as the case may be, and any values agreed upon in writing shall constitute such Fair Market Rental Value of the Ancillary Equipment for purposes of this Section
13.2. If Lessor and Lessee fail to agree upon such values on or prior to the date six months prior to the expiration of the Ancillary Equipment Site Initial Term or an Ancillary Equipment Site Renewal Term, as the case may be, either party may request, by written notice to the other, that such values be determined by the Appraisal Procedure. During any Ancillary Equipment Site Renewal Term, the Lessee shall pay Lessor base rent determined in accordance herewith quarterly in arrears for use and occupancy of the Ancillary Equipment Site Leasehold and the Ancillary Equipment Easement.

          SECTION 13.3 Early Termination. Notwithstanding anything to the contrary in Sections 13.1 or 13.2, the Ancillary Equipment Site Lease Term shall end at such time as the Coker Complex Ground Lease Term shall have ended.


                                  ARTICLE XIV
                                 NONTERMINATION

          Except as provided in Article XV and Section 13.3, this Agreement shall not terminate, nor shall the Ancillary Equipment Easement or the Ancillary Equipment Leasehold be extinguished, lost, conveyed or otherwise impaired, or be merged into or with any other interest or estate in the Ancillary Equipment Site or any other property interest, in whole or in part, by any cause or for any reason whatsoever, including, without limitation, the following: any damage to or destruction of all or any part of the Ancillary Equipment, or the taking of the Ancillary Equipment or any portion thereof by condemnation, requisition, eminent domain or otherwise, any prohibition, limitation or restriction of any party's use of all or any part of the Ancillary Equipment Site, the Ancillary Equipment, the Ancillary Equipment Easement, or the interference of such use by any Person, or any eviction by paramount title or otherwise, the coincident ownership by any Person (including the Lessee) of any estate or interest in the Ancillary Equipment Easement and other rights granted and conveyed pursuant to this Agreement with any estate or interest in the Ancillary Equipment Site or the Ancillary Equipment, any inadequacy, incorrectness or failure of the description of the Ancillary Equipment Site, the Ancillary Equipment Easement or any other property or rights intended to be granted or conveyed by this Agreement, any default in the performance or the observance by any party of any of their respective covenants and agreements to be performed and observed by the respective party under any of the Project Documents or the Financing Documents, the insolvency, bankruptcy, reorganization or similar proceedings by or against any party hereto (and in the event of a bankruptcy proceeding involving the Lessor, it is expressly intended that Lessee shall have the rights and options provided in (S) 365(h) of Title 11 of the United States Code), any nonuse or excessive use of any Ancilla(i)abry Equipment Easement, any execution of the security interest granted by the Lessee to the Collateral Trustee or subsequent transfer or assignment of the rights hereunder, or any other reason whatsoever, whether similar or dissimilar to any of the foregoing. It is intended and agreed by the parties hereto that the Ancillary Equipment Leasehold, the Ancillary Equipment Easement, and other rights granted and conveyed hereunder shall be separate and independent covenants and agreements of the parties hereto and that, except as provided in Article XV, no Ancillary Equipment Leasehold, Ancillary Equipment Easement or other right granted or conveyed pursuant to this Agreement may be terminated without the express consent of the Collateral Trustee.

          Except as expressly provided in subparagraph (e) above, the provisions of this Article XIV shall not limit or restrict the remedies available to Lessor or Lessee in the event of a default by Lessee or Lessor, as the case may be, under this Ancillary Equipment Site Lease, and all such remedies are hereby reserved to Lessor or Lessee, as the case may be, including (without limitation) an action for damages and/or an action for specific performance.

                                  ARTICLE XV
                                 CONDEMNATION

          If all or such a substantial portion of the Ancillary Equipment Site is condemned or transferred in lieu of condemnation and the remainder is not sufficient to permit operation of the Ancillary Equipment on a commercial basis, the Ancillary Equipment Site Lease Term shall terminate at the time title vests in the condemning authority, and the net proceeds of the condemnation shall be applied first to pay off any amounts outstanding under the Financing Documents and the remainder, if any, shall be divided between the Lessee and the Lessor in proportion to the fair market sales value of their respective interests in the property condemned. If an insubstantial portion of the Site is condemned at any time, the Ancillary Equipment Site Lease Term shall not terminate and net proceeds of the condemnation shall be used first to restore the Ancillary Equipment Site, with the balance divided between the Lessor and the Lessee in proportion to the fair market sales value of their interests in the property condemned. For the purposes of this Article XV, the net proceeds of a condemnation shall mean the total condemnation proceeds less the costs and expenses incurred in connection with the condemnation (including legal fees).


                                  ARTICLE XVI
                     BINDING EFFECT; SUCCESSORS AND ASSIGNS

     The terms and provisions of this Ancillary Equipment Site Lease, the appurtenant easements herein provided, and the respective rights and obligations hereunder of the Lessee and the Lessor shall be binding upon, and inure to the benefit of, their respective permitted successors, assigns and sublessors, including without limitation the Collateral Trustee, the Financing Parties and any subsequent transferee or assignee thereof. Notwithstanding anything to the contrary herein, no assignment of the rights of either party to this Ancillary Equipment Site Lease to any Person shall be effective unless or until the rights of such party under the other Clark R&M Agreements are assigned to such Person


                                 ARTICLE XVII
                            NON-REMOVAL OF FACILITY

          It is understood by the parties hereto that the Lessor has constructed and is conducting the improvements and betterments to the Ancillary Equipment contemplated herein and the Ancillary Equipment Site and the Ancillary Equipment is the property of, and is owned by, the Lessor. At the end of the Ancillary Equipment Site Lease Term Lessee shall surrender the Ancillary Equipment to Lessor in good order, subject to depreciation, ordinary wear and tear and casualty loss, and lessee shall have no right or option to remove all or any portion of the

Ancillary Equipment upon expiration or termination of the Ancillary Equipment Site Lease Term.


                                 ARTICLE XVIII
                          POSSESSION UPON TERMINATION

          The Lessee covenants and agrees that at the end of the Ancillary Equipment Site Lease Term it will peaceably and quietly yield up and surrender possession of the Ancillary Equipment Site and any property thereon to the Lessor.


                                  ARTICLE XIX
                                   INDEMNITY

          SECTION 19.1 Lessee Indemnity. During the Ancillary Equipment Site Lease Term, the Lessee assumes liability for, and agrees to protect, defend, indemnify, save and hold harmless and keep whole the Lessor from and against any and all liabilities (including without limitation liabilities arising out of the doctrine of strict liability), obligations, losses, claims, actions, suits, causes of action, judgments, damages, penalties, costs, disbursements and expenses (including without limitation counsel fees), whether founded or unfounded, of whatsoever kind or nature, imposed on, incurred by or asserted against the Lessor or any other Person, relating to or arising from (i) the conduct, operation or management of, or any work, act or omission whatsoever done in or on the Ancillary Equipment, the Ancillary Equipment Site or the Ancillary Equipment Site Easement, (ii) any breach or default on the part of the Lessee in the performance of any covenant or obligation on the part of the Lessee to be performed pursuant to the terms of this Ancillary Equipment Site Lease, (iii) any tortious act or negligence of the Lessee or any of the Lessee's agents, contractors, servants, employees, invitees, licensees or guests with respect to the Ancillary Equipment, the Ancillary Equipment Site or the Ancillary Equipment Site Easement or any other property of the Lessee on the Ancillary Equipment Site or (iv) any accident, injury or damage whatsoever caused to any person or property in or on the Ancillary Equipment, the Ancillary Equipment Site or the Ancillary Equipment Site Easement or any other property of the Lessee on the Ancillary Equipment Site; provided, however, that the Lessee shall not be required to indemnify the Lessor for any liability arising out of acts or events occurring after the end of the Ancillary Equipment Site Lease Term, and provided, further, however, that the Lessee shall not be required to indemnify the Lessor for any liability arising out of any work, act or omission whatsoever done by Lessor at any time (whether pursuant to the Services or Supply Agreement or otherwise).

          SECTION 19.2 Lessor Indemnity. During the Ancillary Equipment Site Lease Term, the Lessor assumes liability for, and agrees to protect, defend, indemnify, save and hold harmless and keep whole the Lessee from and against any and all liabilities (including without limitation liabilities arising out of the doctrine of strict liability), obligations, losses, claims, actions, suits, causes of action, judgments, damages, penalties, costs, disbursements and expenses (including without limitation counsel fees), whether founded or unfounded, of whatsoever kind or nature, imposed on, incurred by or asserted against the Lessee or any other Person, relating to or arising from (i) the conduct, operation or management of, or any work, act or omission whatsoever done in or on the Clark Refinery Property, other than in or on the Ancillary Equipment or the Ancillary Equipment Site, (ii) any breach or default on the part of the Lessor in the performance of any covenant or obligation on the part of the Lessor to be performed pursuant to the terms of this Ancillary Equipment Site Lease, (iii) any tortious act or negligence of the Lessor or any of the Lessor's agents, contractors, servants, employees, invitees, licensees or guests with respect to the Clark Refinery Property, (iv) any accident, injury or damage whatsoever caused to any person or property in or on the Clark Refinery Property, other than the Ancillary Equipment or the Ancillary Equipment Site (subject to the following subclause
(v)), or (v) any liability arising out of any work, act or omission whatsoever done by Lessor at any time (whether pursuant to the Services and Supply Agreement or otherwise); provided, however, that the Lessor shall not be required to indemnify the Lessee for any liability arising out of acts or events occurring after the end of the Ancillary Equipment Site Lease Term.


                                  ARTICLE XX
                                     TERM

          SECTION 20.1 Ancillary Equipment Site Lease Term. The term of this Ancillary Equipment Leasehold (the "Ancillary Equipment Site Lease Term") shall commence on the date hereof and, unless this Ancillary Equipment Site Lease is sooner terminated pursuant to the provisions hereof, the Ancillary Equipment Site Lease Term shall end on the last day of the Ancillary Equipment Site Initial Term or, if this Ancillary Equipment Site Lease is renewed pursuant to
Section 20.2 hereof, on the last day of the last Ancillary Equipment Site Renewal Term. At the expiration of the Ancillary Equipment Site Lease Term the Ancillary Equipment Easement granted and conveyed herein shall wholly terminate and revert to the Lessor.

          SECTION 20.2 Renewal Term. If this Ancillary Equipment Site Lease shall not have been earlier terminated, Lessee shall be entitled, at its option upon irrevocable written notice to Lessor given at least twelve months prior to the end of the then-current Ancillary Equipment Site Lease Term, at the end of the Ancillary Equipment Site Initial Term and each Ancillary Equipment Site Renewal Term, to renew this Ancillary Equipment Site Lease for up to five (5) additional terms of five years each (each, an "Ancillary Equipment Site Renewal Term"). All of the provisions of this Lease shall be applicable during each Ancillary Equipment Site Renewal Term, except that rent shall be determined in accordance with Section 13.2 hereof. If Lessee gives written notice to Lessor as aforesaid exercising its option for an Ancillary Equipment Site Renewal Term, then Lessor and Lessee shall immediately begin the determination of Fair Market Rental Value described in Section 13.2. Rent during each Ancillary Equipment Site Renewal Term shall be payable quarterly in arrears.

                                  ARTICLE XXI
                                MINERAL RIGHTS

          Lessor hereby reserves all of the oil, gas and other minerals in and under the Ancillary Equipment Leasehold and that may be produced therefrom (including the right to receive royalties under existing leases), waiving hereby, for the term of the Ancillary Equipment Leasehold and any extensions thereof, all its rights to use the surface of the land included in the Ancillary Equipment Leasehold for the purpose of exploring for or producing the said oil, gas and other minerals.


                                 ARTICLE XXII
                                 MISCELLANEOUS

          22.1 SECTION Assignment as Security for Lessee's Obligations . To secure the indebtedness evidenced by the Senior Debt, the Lessee will assign, mortgage and convey pursuant to a deed of trust to the Collateral Trustee its right, title and interest hereunder and in and to this Ancillary Equipment Site Lease and the Ancillary Equipment Leasehold and Ancillary Equipment Easement pursuant to the terms of the Financing Documents. The Lessor hereby consents to
(i) such assignment and mortgage and (ii) any further assignment or mortgage by
(x) the Collateral Trustee, any successors and assigns of the Collateral Trustee, including, without limitation, any purchaser of the Ancillary Equipment Leasehold at a trustee's sale, foreclosure sale, deed in lieu of foreclosure or other transfer in connection with the Indenture or (y) any successor or assign of any purchaser described in the preceding clause (x). Lessor agrees, in connection with any such assignment under this Section 22.1, to enter into the consent and assignment agreement substantially in the form of Exhibit F, provided that such consent and assignment agreement in no way alters or amends the respective rights and obligation and Lessee as set out in this Lease. In the event of a termination of this Ancillary Equipment Site Lease pursuant to
Section 365 of the Bankruptcy Reform Act of 1984, as amended, or any other present or future law permitting the termination of this Ancillary Equipment Site Lease, Lessor hereby agrees to enter into a new lease, on the same terms as this Ancillary Equipment Site Lease, with the Collateral Trustee or any other mortgagee of the Ancillary Equipment Leasehold or any designee of any thereof, provided that the Collateral Trustee, such other mortgagee or such designee requests such a new lease within 60 days after receipt of notice from Lessor that such termination has occurred.

          SECTION 22.2 Memorandum of Lease . Lessee have executed a Memorandum of this Ancillary Equipment Site Lease, in the form of Exhibit G hereto, which promptly shall be recorded in the Official Public Records of Real Property of Jefferson County, Texas, by Lessee at its expense. Upon expiration or termination of this Ancillary Equipment Site Lease, the parties shall execute and deliver, and Lessee shall record at its expense, a memorandum of expiration or termination of this Ancillary Equipment Site Lease. Such obligation shall survive the expiration or termination of this Ancillary Equipment Site Lease and shall be specifically enforceable.

          SECTION 22.3 Relationship of the Parties. The only relationship between Lessor and Lessee established and evidenced by this Ancillary Equipment Site Lease is the relationship of landlord and tenant, and the only estates intended to be conveyed to Lessee or otherwise evidenced hereby are the leasehold estate of Lessee in and with respect to the Ancillary Equipment Site and the Ancillary Equipment, and the appurtenant easement estates as herein expressly provided. This Ancillary Equipment Site Lease is not intended to grant, transfer, assign, convey or evidence any other estate in or to Lessee, including (without limitation) any fee simple estate, determinable fee estate, nor fee estate for years, in or to the Ancillary Equipment Site.

          SECTION 22.4 Time is of the Essence. Time is of the essence of this Ancillary Equipment Site Lease.

          SECTION 22.5 Notices. Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered by hand or by overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

          If to Lessor:

               Clark Refining & Marketing, Inc.
               8182 Maryland Avenue
               St. Louis, Missouri 63105
               Attention:  Richard A. Keffer

          If to Lessee:

               Port Arthur Coker Company L.P.
               Port Arthur Refinery
               1801 S. Gulfway Drive
               Office Number 36
               Port Arthur, Texas 77640
               Attention:  K.W. Isom

               (or if sent by U.S. Mail:

               Port Arthur Coker Company L.P.
               P.O. Box 908
               Port Arthur, Texas 77641-0908
               Attention:  K.W. Isom)

          Any such notice, request, consent, waiver or other communication required or permitted hereunder, whether to Lessor or Lessee, shall also be personally delivered by hand or by overnight courier or sent by certified or registered mail, postage prepaid, return receipt requested, to the Collateral Trustee on behalf of the Financing Parties, addressed as follows:

               Bankers Trust Company
               Corporate Trust & Agency Services
               Four Albany Street, 4th Floor
               New York, New York 10006
               Attention: James McDonough


          SECTION 22.6 Severability. Any provision of this Ancillary Equipment Site Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 22.7 Amendment. Neither this Ancillary Equipment Site Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, unless and until the Lessor shall have received written notice from the Collateral Trustee that the Liens securing the Senior Debt have been released, the Collateral Trustee.

          SECTION 22.8 Headings, etc. Captions and headings in this Ancillary Equipment Site Lease are for reference only and do not constitute a part of the substance of this Ancillary Equipment Site Lease.

          SECTION 22.9 Counterparts. This Ancillary Equipment Site Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Ancillary Equipment Site Lease by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 22.10 GOVERNING LAW. THIS ANCILLARY EQUIPMENT SITE LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          SECTION 22.11 WAIVER OF JURY TRIAL. THE LESSOR AND LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS ANCILLARY EQUIPMENT SITE LEASE OR ANY OTHER PROJECT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                 ARTICLE XXIII
                                   NO MERGER

          SECTION 23.1 No Merger. So long as the Senior Debt is outstanding, unless the Collateral Trustee shall otherwise expressly consent in writing, the fee title to the Ancillary Equipment Site shall remain separate and distinct from and shall not be merged into the leasehold estate demised to the Lessee hereby.

          IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Ancillary Equipment Site Lease and to be duly executed and delivered as of the day and year first above written.

                                PORT ARTHUR COKER COMPANY L.P.

                                By:  SABINE RIVER HOLDING CORP.,
                                     General Partner

                                     By:        /s/ Maura J. Clark
                                         --------------------------------------
                                         Name:   Maura J. Clark
                                         Title:  Executive Vice President and
                                                  Chief Financial Officer


                                     CLARK REFINING & MARKETING, INC.


                                     By:   /s/ Maura J. Clark
                                         --------------------------------------
                                         Name:  Maura J. Clark
                                         Title: Executive Vice President and
                                                 Chief Financial Officer

                                               APPENDIX A -- DEFINITIONS TO THE:
                                                   Services and Supply Agreement
                                                      Product Purchase Agreement
                                                      Coker Complex Ground Lease
                                                  Ancillary Equipment Site Lease
                                               Transfer and Assignment Agreement


          General Provisions
          ------------------

          The following terms shall have the following meanings for all purposes of the Services and Supply Agreement, the Product Purchase Agreement, Coker Complex Ground Lease, the Ancillary Equipment Site Lease and the Transfer and Assignment Agreement, each referred to below, unless otherwise defined in such agreements or the context thereof shall otherwise require, and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any of the above agreements, the provisions of the main body of such agreement shall control the construction of such agreement.

          Unless the context otherwise requires, references to (i) agreements shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreement (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time, (ii) parties to agreements or government agencies shall be deemed to include the permitted successors and assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

          "Actual Coker Capacity" means with respect to the Coker, its capacity, from time to time, to process feedstreams.

          "Actual Crude Capacity" means with respect to the Ancillary Equipment, its capacity, from time to time, to process crude oil.

          "Actual Hydrocracker Capacity" means with respect to the Hydrocracker, its capacity, from time to time, to process gas oil.

          "Adjacent Refinery Property" means the land described on Exhibit B to the Coker Complex Ground Lease and also on Exhibit C to the Ancillary Equipment Site Lease.

          "Amine Treating Unit" means the amine treating unit constructed at the Refinery and designated ATU 7841.

          "Ancillary Equipment" means, collectively, the Crude Unit and the other processing units described on Exhibit B to the Ancillary Equipment Site Lease.

          "Ancillary Equipment Easement" has the meaning given such term in
Section 2.2 of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Operating Fee" has the meaning given such term in
Section 13.2(b) of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site" has the meaning given such term in Section
2.1 of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site Initial Term" means the period commencing on the August 19, 1999 and ending on August 19, 2029.

          "Ancillary Equipment Site Lease" means the Ancillary Equipment Site Lease and Easement Agreement, dated as of August 19, 1999, between Clark R&M and the Coker Company.

          "Ancillary Equipment Site Leasehold" has the meaning given such term in Section 2.1 of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site Lease Term" has the meaning given such term in Article XX of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Site Renewal Term" means each period following the end of the Ancillary Equipment Initial Term with respect to which Lessee has the option to renew the Ancillary Equipment Site Lease pursuant to Article XX of the Ancillary Equipment Site Lease.

          "Ancillary Equipment Upgrade Contract" means the Reimbursable Contract for Engineering, Procurement and Construction, dated as of March 24, 1998, between Clark R&M and the Contractor, as amended by Amendment No. One, dated as of August 19, 1999, as further amended, supplemented or otherwise modified from time to time.

          "Annual Budget and Operating Plan" means, for any Operating Year, the budget and operating plan in effect pursuant to Section 6 of the Services and Supply Agreement.

          "Applicable Law" means, collectively, (i) all Permits and (ii) all laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders and stipulations of any court, arbitrator or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body applicable from time to time to the Refinery, the operation or maintenance of the Refinery, or the performance of any obligations under the Clark R&M Agreements, any other Project Document or any other agreement entered into in connection therewith.

          "Appraisal Procedure" with respect to any renewal option of any lease, means a procedure whereby two independent Qualified Appraisers, one appointed by the lessor and one by the lessee, shall agree upon the value, period, amount or determination then the subject of an appraisal, as follows: If either the lessor or the lessee shall determine that a value, period or amount of determination to be determined under such lease or any related document cannot timely be established by agreement, such party shall appoint its Qualified Appraiser and give notice thereof to the other party, which shall appoint its Qualified Appraiser within 10 days thereafter. If such other party does not appoint its Qualified Appraiser within such ten day period, the determination of the first Qualified Appraiser made within 20 days thereafter shall be conclusive and binding on the lessor and the lessee. If within 20 days after appointment of the second of the two Qualified Appraisers, such Qualified Appraisers are unable to agree upon the value, period, amount or determination in question, they jointly shall appoint a third Qualified Appraiser within 10 days thereafter, or, if they do not do so, either the lessor or the lessee may request the American Arbitration Association office in Houston, Texas (or if no such office exists at such time, the American Arbitration Association office in New York, New York), or any organization successor thereto, to appoint the third Qualified Appraiser from a panel of arbitrators knowledgeable on the subject of refinery land and asset valuations in the Texas Gulf Coast area. The decision of the third Qualified Appraiser shall be given within 20 days after his appointment. If three Qualified Appraisers shall be so appointed, the average of all three determinations shall be conclusive and binding on the lessor and the lessee unless the determination of one Qualified Appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate Qualified Appraiser shall be excluded and the average of the remaining two determinations shall be conclusive and binding on the lessor and the lessee. The obligation to pay the fees and expenses of Qualified Appraisers incurred in connection with any Appraisal Procedure shall be divided equally between the lessor and the lessee.

          "Auxiliary Facilities" has the meaning given such term in Article VI of the Coker Complex Ground Lease. "Auxiliary Rights" has the meaning given such term in Article VI of of the Coker Complex Ground Lease.

          "Available Coker Company Maya" means, for any day, the sum of (a) the Contract Quantity for such day, plus (b) the extent, if any, that the Available Coker Company Maya for the preceding day exceeds the Actual Crude Capacity for such preceding day.

          "Available Coker Company VTBs" means, for any day, the sum of (a) the Coker Company VTBs produced by the Crude Unit on such day, plus (b) the extent, if any that Available Coker Company VTBs for the preceding day exceeds Actual Coker Capacity for such preceding day.

          "Base Case Financial Model" shall mean the financial model described on Exhibit A to the Services and Supply Agreement.

          "BPD" has the meaning given such term in the Long-Term Oil Supply Agreement.

          "Business Day" means any day other than Saturday, Sunday or a legal holiday in the United States of America.

                                                                              22
          "Clark Equipment" means all Clark Refinery Property other than the Ancillary Equipment.

          "Clark Hydrogen Supply Contract" means the Product Supply Agreement, dated as of August 1, 1999, between Clark R&M and Air Products, Inc.

          "Clark Maya" means Maya Crude Oil purchased by Clark R&M.

          "Clark Processing Fee" means, for any monthly period, the total fees due the Coker Company from Clark R&M for processing services provided pursuant to Sections 3.5, 4.2 and 4.3.

          "Clark R&M" means Clark Refining & Marketing, Inc., a Delaware corporation.

          "Clark R&M Agreements" means, collectively, (i) the Services and Supply Agreement, (ii) the Product Purchase Agreement, (ii) the Coker Complex Ground Lease and (iv) the Ancillary Equipment Site Lease.

          "Clark Refinery Property" means all real and personal property owned by Clark R&M and located at the Refinery.

          "Coker" means the delayed coker to be constructed at the Refinery and designated DCU 843.

          "Coker Company" means Port Arthur Coker Company L.P., a Delaware limited partnership.

          "Coker Company Crude Oil Volume" means, on any day, the volume, stated in BPD, of Coker Company-owned crude oil processed through the Crude Unit.

          "Coker Company Maya" means Maya Crude Oil purchased by the Coker Company.

          "Coker Complex"means, collectively, the Coker, the Hydrocracker, the Sulfur Plant, the Sour Water Stripper, the Amine Treating Unit and the Coker Complex Offsites.

          "Coker Complex Design Capacity" means with respect to the Coker Complex, its nameplate capacity, stated in BPD, to process feedstocks.

          "Coker Complex Ground Lease" means the Coker Complex Ground Lease and Blanket Easement Agreement, dated as of August 19, 1999, between Clark R&M and the Coker Company.

          "Coker Complex Ground Lease Term" has the meaning given such term in
Article XX of the Coker Complex Ground Lease.

          "Coker Complex Initial Term" means the period commencing on August 19, 1999 and ending on August 19, 2029.

          "Coker Complex Leasehold" has the meaning given such term in Section
2.1 of the Coker Complex Ground Lease.

          "Coker Complex Offsites" means, collectively, (a) the control room, flare, cooling tower, sulfur loading facilities and power station no. 6 that are being constructed pursuant to the a Contract and (b) the coker feed tank nos. 108 and 109 that are being modified pursuant to the EPC Contract.

          "Coker Complex Renewal Term" means each period following the end of the Initial Term with respect to which Lessee has the option to renew the Coker Complex Ground Lease pursuant to Article XX of the Coker Complex Ground Lease.

          "Coker Complex Site" has the meaning give such term in Section 2.1(a) of the Coker Complex Ground Lease.

          "Coker Design Capacity" means with respect to the Coker, its nameplate capacity, stated in BPD, to process feedstocks.

          "Collateral Trustee" means the collateral trustee granted a security interest, on behalf of the Financing Parties, in the Senior Debt pursuant to the Financing Documents and any successor collateral trustee thereunder.

          "Common Security Agreement" means the Common Security Agreement, dated as of August 19, 1999, among the Coker Company, the Funding Company, Sabine, Neches, Bankers Trust Company, as Collateral Trustee and Depositary Bank, Deutsche Bank AG, New York Branch, as Administrative Agent, Winterthur International Insurance Company Limited, as Oil Payment Insurers Administrative Agent and HSBC Bank USA, as Capital Markets Trustee,

          "Contract Quantity" means (a) for any day when the Long-Term Oil Supply Agreement is in effect and PMI has not reduced the volume of Maya available to the Coker Company pursuant thereto, the "Contract Quantity" in effect on such day pursuant to the Long-Term Oil Supply Agreement or such lesser amount of Maya Crude Oil as may be purchased thereunder pursuant to Section 8.2 of the Long-Term Oil Supply Agreement, and (b) for any other day, the amount of Maya Crude Oil sufficient to operate the Coker at eighty percent of Actual Coker Capacity.

          "Contractor" means Foster Wheeler USA Corporation, a Delaware corporation.

          "Crude Design Capacity" means with respect to the Ancillary Equipment, its nameplate capacity, stated in BPD, to process heavy crude oil.

          "Crude Unit" means the crude unit and vacuum tower located at the Refinery and collectively designated AVU-146.

          "CRU 1344 Hydrotreater" means the naphtha hydrotreater located at the Refinery and designated CRU 1344.

          "Easements" has the meaning given such term in Section 2.2 of the Coker Complex Ground Lease.

          "EPC Contract" means the Contract for Engineering, Procurement and Construction Services, dated as of July 12, 1999, between the Coker Company and the Contractor, as amended, supplemented or otherwise modified from time to time.

          "Event of Force Majeure" means any event or circumstance if (i) such event or circumstance is beyond the reasonable control of the affected party and
(ii) such event or circumstance is not the direct or indirect result of a party's negligence or the failure of such party to perform any of its obligations under the applicable Clark R&M Agreement, including, without limitation:

          1. any interruption or cessation in delivery of Coker Company Maya to the Refinery, whether or not due to an event of force majeure under the Long-Term Oil Supply Agreement;

          2. acts of God, epidemic, earthquake, landslide, lightning, fire, explosion, accident, tornado, drought, blight, famine, flood, hurricane, or other extraordinary weather conditions more severe than those experienced at any time in the last thirty (30) years for the geographic area of the Refinery;

          3. acts of a public enemy, war (declared or undeclared), blockade, insurrection, riot or civil disturbance, sabotage, quarantine, or any exercise of the power of eminent domain, police power, condemnation or other taking by or on behalf of any public, quasi-public or private entity;

          4. laws, rules, regulations, orders, judgments or other acts of any foreign, federal, state or local court, administrative agency, governmental body or authority;

          5. strikes, boycotts or lockouts, except any such strike, boycott or lockout that is not national or industry-wide that involves the employees of Clark R&M; and

          6. a partial or entire interruption or other failure of (a) the supply of electricity, water, wastewater treatment, steam, hydrogen or other utilities to the Refinery or any part thereof, or (b) pipeline service, ship or barge service, dock access or usage or other transportation facilities.

          "Excess Coker Capacity" means, for any day, the extent that Actual Coker Capacity for such day exceeds the capacity necessary for the Coker to process the Available Coker Company VTBs for such day.

          "Excess Coker Capacity Option" has the meaning given such term in
Section 4.2(a) of the Services and Supply Agreement.

          "Excess Crude Capacity" means, for any day, the extent that Actual Crude Capacity for such day exceeds the capacity necessary for the Ancillary Equipment to process the Available Coker Company Maya for such day and the light crude oil necessary to process such Available Coker Company Maya.

          "Excess Crude Capacity Option" has the meaning given such term in
Section 3.5(b) of the Services and Supply Agreement.

          "Excess Hydrocracker Capacity" means, for any day, the extent that Actual Hydrocracker Capacity for such day exceeds the capacity necessary for the Hydrocracker to process Coker Company VGO produced by the Coker on such day.

          "Excess Hydrocracker Capacity Option" has the meaning given such term in Section 4.3(a) of the Services and Supply Agreement.

          "Fair Market Rental Value" shall mean, with respect to any land and/or equipment to be leased pursuant to a lease, the value, which shall not in any event be less than zero, that would be obtained in an arm's length transaction for cash between an informed and willing lessee and an informed and willing lessor, neither of whom is under any compulsion to lease, for the use of such land and/or equipment for a given period, without regard, in the case of land,
(i) to the value of any equipment or improvements that are not included in such lease but which are located on such land, (ii) to the value of any reversionary interest of the lessor in any equipment or improvements located on such land, whether or not included in such lease, or (iii) to the highest and best use of such land.

          "Final Completion" has the meaning given such term in the EPC
Contract.

          "Financial Close" means the date when the initial funding of the Senior Debt has occurred.

          "Financing Documents" has the meaning given such term in the Common Security Agreement.

          "Financing Parties" means any lender or note purchaser that may at any time be party to the Financing Documents and any trustee or agent acting on their behalf.

          "Funding Company" means Port Arthur Finance Corp., a Delaware corporation.

          "GFU 241" means the distillate hydrotreater located at the Refinery and designated GFU 241.

          "GFU 242" means the distillate hydrotreater located at the Refinery and designated GFU 242.

          "GFU 243" means the distillate hydrotreater located at the Refinery and designated GFU 243.

          "Guaranteed Values" has the meaning given such term in the EPC
Contract.

          "Heavy Oil Processing Facility" means, collectively, the Coker Complex and the Ancillary Equipment.

          "Hydrocracker" or "HCU 942" means the hydrocracker to be constructed at the Refinery and designated HCU 942.

          "Hydrogen" means hydrogen purchased by the Coker Company pursuant to the Hydrogen Supply Agreement.

          "Hydrogen Supply Agreement" means the Supply Agreement, dated as of August 1, 1999, between the Coker Company and Air Products, Inc.

          "Independent Engineer" means Purvin & Gertz, Inc., or successor thereto appointed pursuant to the Financing Documents.

          "Inflation Factor" shall mean, for any month, (a) the most current Producer Price Index published by the U.S. Department of Labor, Bureau of Statistics, divided by, (b) the Producer Price Index on August 19, 1999.

          "Labor Costs" shall mean, with respect to any service provided by Clark R&M, all reasonable direct labor costs of Clark R&M in performing such service including wages, salaries, overtime charges, reasonable and customary bonuses, payroll insurance and taxes and holidays, vacations, group medical, dental and life insurance and other employee benefits.

          "LCO" means light cycle oil.

          "Lessor Ancillary Equipment Upgrade" shall have the meaning given such term in Section 6.1 of the Ancillary Equipment Site Lease.

          "Lien" any mortgage, security interest, pledge, hypothecation, encumbrance or lien (statutory or other) of any kind or nature whatsoever.

          "Long-Term Oil Supply Agreement" means the Maya Crude Oil Sale Agreement, dated as of March 10, 1998, between PMI and Clark R&M, as amended by the First Amendment and Supplement to the Maya Crude Oil Sales Agreement, dated as of August 19, 1999, and as assigned by Clark R&M to the Coker Company pursuant to the Long-Term Oil Supply Agreement Assignment.

          "Long-Term Oil Supply Agreement Assignment" means the Assignment of the Long-Term Oil Supply Agreement, dated as of August 19, 1999, by Clark R&M to the Coker Company.

          "Maya Crude Oil" means Mexican crude oil of the "Maya" type, as more particularly described in the Long-Term Oil Supply Agreement and, to the extent necessary, such alternative crude oil(s) and/or other feedstock(s) that may be used to produce the Required Product Mix.

          "Neches" mean Neches River Holding Corp., a Delaware corporation.

          "Operating Year" means (i) the period beginning on the Start-up Date and ending on the last day of the calendar year in which the Start-up Date occurs and (ii) each calendar year thereafter. All annual amounts set forth in the Clark R&M Agreements shall be adjusted pro rata for the first Operating Year.

          "Performance Test Standards" has the meaning given such term in the EPC Contract.

          "Permit" means any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from any federal, state, county, municipal, regional, environmental or other governmental body, instrumentality, agency, authority, court or other body having jurisdiction over the Refinery, the Coker Complex or the Ancillary Equipment or the performance of any obligation under any Clark R&M Agreement, any Project Document or any other agreement in connection therewith.

          "Permitted Liens" means (i) the respective rights and interests created by or under the Financing Documents and the Project Documents, (ii) Liens for Taxes that either are not delinquent or are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not (a) involve a substantial risk of foreclosure, forfeiture, loss or sale of any portion of the Clark Refinery Property subject to the Ancillary Equipment Site Lease or the Coker Complex Ground Lease or interest therein, (b) interfere with the use, possession or disposition of any Clark Refinery Property subject to the Ancillary Equipment Site Lease or the Coker Complex Ground Lease or interest therein or (c) interfere with the payment of rent under the Ancillary Equipment Site Lease or the Coker Complex Ground Lease;
(iii) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in clause (ii) above; (iv) Liens of any of the types referred to in clauses (ii) and (iii) above that have been bonded for the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Collateral Trustee have been made); (v) Liens securing judgments, decrees or orders of any court (i) that are not currently dischargeable or (ii) that have been discharged or stayed or appealed within thirty (30) days after the date of such judgment, decree or order (in the case of a stay or appeal, during the period of such stay or appeal); (vi) other Liens that would not impair (x) the ability of the Coker Company or its successors, assigns or subtenants to operate the Coker Complex in accordance with the Base Case Financial Model or (y) any of the security interests granted, or to be granted, by the Coker Company to the Financing Parties pursuant to the Financing Documents, (vii) with respect to the Ancillary Equipment Site Lease, the Liens listed on Schedule I thereto; and (viii) with respect to the Coker Complex Ground Lease, the Liens listed on Schedule I thereto.

          "Permitted Reimbursable Expenses" shall mean, with respect to any service provided by Clark R&M, any reasonable expense or expenditure incurred in performance of such service including, without limitation, (i) Labor Costs, (ii) purchases of spare parts, tools, equipment, consumables, materials and other supplies necessary for performance of such service and (iii) direct cost of subcontract labor or services needed to perform such service.

          "Person" an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "PMI" means P.M.I. Comercio Internacional, S.A. de C.V., a corporation organized under the laws of Mexico.

          "Product Purchase Agreement" means the Product Purchase Agreement, dated as of August 19, 1999, between Clark R&M and the Coker Company, as amended, supplemented or otherwise modified from time to time.

          "Products" means each product described under the heading "Product" on Exhibits A-1 through A-42 to the Product Purchase Agreement.

          "Project Documents" means, collectively, the Services and Supply Agreement, the Product Purchase Agreement, the Long-Term Oil Supply Agreement, the EPC Contract, the Coker Complex Ground Lease, the Ancillary Equipment Site Lease and the Hydrogen Supply Agreement.

          "Prudent Industry Practice" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used in refinery facilities in the United States of a type and size similar to the Refinery.

          "Qualified Appraiser" means an appraisal firm with a national reputation and experience in appraising facilities of a nature and type similar to the Refinery.

          "Reconciliation Statement" has the meaning given such term in Section 7.2(a) of the Services and Supply Agreement.

          "Refinery" means, collectively, the existing oil refinery owned by Clark R&M located in Port Arthur, Texas, the Ancillary Equipment and the Coker Complex.

          "Regulated Utilities" has the meaning given such term in Section 5.5(f) of the Services and Supply Agreement.

          "Required Product Mix" means, from time to time, the quantity and quality specifications of products to be produced by the Heavy Oil Processing Facility pursuant to Section 2.2 of the Product Purchase Agreement.

          "Sabine" means Sabine River Holding Corp., a Delaware corporation.

          "Senior Debt" has the meaning given such term in the Common Security Agreement.

          "Senior Debt Obligations" means the obligations to pay principal and interest on the disbursed Senior Debt, and all commissions, fees, indemnitees, prepayment premiums and other amounts payable to the senior lenders under the Financing Documents.

          "Services" has the meaning set forth in Section 2.1 of the Services and Supply Agreement.

          "Services and Supply Agreement" means the Services and Supply Agreement, dated as of August 19, 1999, between Clark R&M and the Coker Company, as amended, supplemented or otherwise modified from time to time.

          "Sour Water Stripper" means the sour water stripper to be constructed at the Refinery and designated SWS-8747.

          "Standards" means, in addition to any other standards set forth in the EPC Contract, the technical requirements of the Project Documents, generally accepted standards of professional care, skill, diligence and competence applicable to engineering and construction and project management practices, good refinery and petrochemical industry practices for oil refineries of similar size, type and design to the Refinery, manufacturer's specifications and warranty requirements and all Applicable Laws.

          "Start-up Date" means the date on which hydrocarbons are first introduced into the Coker Complex for the processing of test runs under the EPC Contract.

          "Start-up Period" means the period from the Start-up Date until Final Completion.

          "Sulfur Plant" means the sulfur plant to be constructed at the Refinery and designated SRU 545.

          "Supplies" has the meaning set forth in Section 2.1 of the Services and Supply Agreement.

          "Tax" means, with respect to any site or parcel of land and the improvements thereon, all real estate taxes and assessments, including substitutes therefor or supplements thereto, assessed upon, levied against or imposed on such land and improvements located thereon which accrue and are due and payable during the term of the Coker Complex Ground Lease. Notwithstanding anything to the contrary contained herein, the term "Taxes" shall not include any franchise, income, corporation, inheritance, succession, gift, estate, realty transfer, capital or other tax which may be charged or assessed against Lessor or any income, excess profit or revenue tax or any other tax which may be assessed against or become a lien upon the Coker Complex Site or the rent accruing therefrom.

          "Total Crude Oil Volume" means, for any day, the total daily volume, stated in BPD, of crude oil processed by the Crude Unit.

          "Transfer and Assignment Agreement" means the Transfer and Assignment Agreement, dated as of August 19, 1999, between Clark R&M and the Coker Company, as amended, supplemented or otherwise modified from time to time.

          "VGO" means vacuum gas oil.

          "VTBs" means vacuum tower bottoms.

          "Warranties" means the requirements of all warranties and guarantees applicable to equipment and structures constituting the Coker Complex or the Ancillary Equipment provided by the Contractor, subcontractors, vendors, suppliers or others.

                                                                       Exhibit A
                                                  Ancillary Equipment Site Lease

                     ANCILLARY EQUIPMENT SITE DESCRIPTION*

The Ancillary Equipment Site is composed of seven (7) Tracts of land described by metes and bounds on Pages 2 though 12 of this Exhibit A. Tracts 8 through 14, as described on pages 13 through 30 of this Exhibit A, are centerline descriptions of twenty (20) foot wide access easements appurtenant to Lessee's leasehold estate in and to Tracts 1 through 7.



                                  Page 1 of 30
--------------
* Twenty nine pages of metes and bounds descriptions accompanying this Exhibit have been omitted from the filing of this registration statement and shall be made available to the Commission upon request.

                                                                       Exhibit B
                                                  Ancillary Equipment Site Lease

                              ANCILLARY EQUIPMENT


Unit                                                  Refinery Designation
----                                                  --------------------

Crude Unit and Vacuum Tower                           AVU 146

Distillate Hydrotreater (jet)                         GFU 242
  and related Amine Regeneration
  Unit and Compressor Equipment

Distillate Hydrotreater (diesel)                      GFU 243

Naptha Hydrotreater                                   CRU 1344

                                                                       Exhibit C
                                                  Ancillary Equipment Site Lease

                    ADJACENT REFINERY PROPERTY DESCRIPTION**


The Adjacent Refinery property is composed of eleven (11) Tracts of land described by metes and bounds on Pages 2 through 30 of the Exhibit B; LESS AND EXCEPT the parcels of land (Parcels "A," "B," "C," "D," "E," "F," "G," "H," "12," "13", "0", "J-2," "0.519 Acre Tract," "L," "M," and "N1") described by metes and bounds on Pages 31 through 70 of this Exhibit C.








                                  Page 1 of 70

---------------
** Sixty nine pages of metes and bounds descriptions accompanying this Exhibit have been omitted from the filing of this registration statement and shall be made available to the Commission upon request.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

                LESSOR ANCILLARY EQUIPMENT UPGRADE DESCRIPTION

                         A. AVU 146 CRUDE UNIT REVAMP

1.0  Project Description

     Modification of the crude and vacuum unit will be required to process 250,000 BPSD of a Maya crude blend. To accomplish this, upgrading, replacement, removal, and additions will be required for various pieces of equipment and piping. Upgrading of process piping and exchanger shell materials will be necessary for the higher temperature and pressure operation. Modifications to the vacuum tower and H-101 Atmospheric heater are also necessary. The internals of the desalters will be upgraded and some of the existing steam turbine drivers will be replaced with motor drivers. Some of the pumps, exchangers, piping and insulation also require replacement. Modifications to instrumentation and electrical will be needed. Some foundation work is also necessary.

2.0  Scope of Work

     The following major changes, as depicted on the PFDs/PIDs for the Revamp Study, are required for AVU-146 Crude Unit to process 250,000 BPSD Maya/Arab light crude blend, plus up to 8,000 BPSD of slops:

     2.1  New E-140A/B HDF Product/Crude to be installed in cold train.

     2.2 Re-pipe the AGO/Crude Exchanger (E-109) to preheat raw crude in parallel with HVGO/Crude Exchanger (E-129) before it is sent to the desalters.

     2.3  New E-141 VTB/crude to be installed in parallel with E-140 A/B.

     2.4  Convert one back of the E-103'6 to LVGO/Laude service.

     2.5 Modify the existing desalters (D-101 & D-102) to bielectric design, as specified by the desalter vendor. This includes new internals, transactors, and peripherals.

     2.6 Re-pipe the desalted crude preheat train to heat crude in the following sequence:

          2.6.1 HDF Pumparound and Product/Crude Exchangers (E-107 A/B will be new E-142 A/B HRF PA/Crude installed upstream of E-107's.

          2.6.2  New E-144 A/B AGO/Crude installed upstream of E-131's.

          2.6.3 Vacuum Tower Bottoms/Crude Exchangers (E-131 A/D) are to remain in service with the addition of 5 new shells.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

     2.7  Revamp existing H-101 Heater from an 8 pass design to 16 pass design.

     2.8 Replace the ATU Bottoms Pumps (P-112 A/B) with larger pumps and 1 motor 1 turbine driver.

     2.9  Install larger drivers on P-111-A/B AGO Product Pumps.

     2.10 Install structured packing in T-108 vacuum tower wash bed.

     2.11 Upgrade T-108 vacuum ejector system with new ejectors, new 2nd stage vacuum condenser, and new vacuum off gas compressor to run in parallel with existing.

     2.12 Remove the demister pads in the Vacuum Tower (T-108) below the LVGO and HVGO sections.

     2.13 Reroute P-122 slop way from H-102 A/B inlet to T-101 atmos tower.

     2.14 Replace the VTU Bottoms Pumps (P-123 A/B/C) with two new larger pumps and motor, 1 turbine driver.

     2.15 Replace the VTU Bottoms Booster Pumps (P-130 A/B/C) with two new larger pumps and motor, 1 turbine driver.

     2.16 Some foundation work will be required. Foundations will be needed for the new exchangers and larger pumps. New support structure and foundations may be needed. Existing foundations will be modified where possible for other replacement equipment.

     2.17 New electrical work will be needed for the larger pumps and desalter internals. Existing electrical will be utilized for replacement equipment where possible.

Numerous piping modifications are required to achieve these processing changes.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

                      B. GFU 242 JET HYDROTREATER REVAMP

1.0  Project Description

     Modifications of existing GFU Jet Hydrotreater Unit will be necessary to process approximately 30,000 bpd of Maya kerosene to produce Jet 55. Those modifications include minor work on the effluent cold separator and installing a new air cooler. Minor amounts of new piping, piping replacements and insulation will be required. With the exception of electrical to a new fair cooler, the instrumentation and electrical basically remains unchanged.

2.0  Scope of Work

     GFU 242 Jet Hydrotreater Unit will process approximately 30,000 B/D of Kerosene range material for the Maya case producing Jet 55. The design charge rate and operating conditions are basically the same as current feed rates and conditions and therefore only a few modifications are required. A cursory evaluation was performed to check hydraulics, etc. Based on that evaluation, few changes are required. The primary changes involve relocating a used reactor from GFU 243 due to the higher sulfur content in the feed, improving the separation facilities downstream of the reactor, and installing water wash facilities due to the higher levels of sulfur.

     Modifications include:

     2.1  New piping from condensate source to tie in before C-204.

     2.2 Modify existing Reactor Effluent Cold Separator, F-208, to accommodate a new F-208R water pot. Reuse all existing instrumentation associated with the present external water boot. It will be reused for the new connected boot.

     2.3  Install new F-207 High Temperature Separator.

     2.4  Install new water boot on F-210 Low Temperature Separator.

     2.5  Re-rate F-203 Recycle Gas Compressor Dry Drum.

     2.6  Install a new air cooler, C-214, Hot High Pressure Separator Vapor.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

     2.7 New foundations will be required for the new air cooler (C-214). Minimal foundation work will be required for the modified reactor effluent cold separator (F-208R).

     2.8   Install D-201 Reactor (Relocated from GFU 243).

     2.9 With the exception of electrical to the new air cooler C-214, the electrical remains unchanged.

     2.10  Existing instrumentation will be utilized.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

                        C. GFU 243 DIESEL HYDROTREATER

1.0    Project Description

       GFU 243 Diesel Hydrotreater will produce 37,000 BPSD of low sulfur diesel. The unit will be treating a higher sulfur feedstock and the existing reactor is too small to achieve acceptable space velocities. The reactors are being replaced to achieve the higher space velocities which improves catalyst life. Some of the piping in the reactor loop and amine system is being replaced to reduce the pressure drop in those systems.

2.0    Scope of Work

       2.1 Replace existing hydrotreating reactors with new reactors to increase the space velocity through the reactor and thereby achieve longer catalyst life.

       2.2 Replace miscellaneous piping and equipment nozzles in the reactor loop to reduce pressure drop in the system.

       2.3 Replace the distributor in Product Stripper, E-303, to achieve better steam stripping of the product diesel.

       2.4 Install new amine regenerator cooler, C-309, to achieve better cooling in the amine system.

       2.5 Replace miscellaneous piping in the amine system to reduce pressure drop.

                                                                       Exhibit D
                                                  Ancillary Equipment Site Lease

                D. NHT 1344 NAPHTHA HYDROTREATER MODIFICATIONS

1.0  Project Description

     Naphtha Hydrotreater NHT 1344 is the hydrotreater for the reformer. The unit processes 51,000 bpd of naphtha. Because the naphtha from the Maya crude contains more sulfur than current feedstocks, modifications are being made to treat the higher nitrogen and sulfur while achieving acceptable catalyst life, improve the water wash capability, and reduce pressure drop in the reactor loop.

2.0  Scope of Work

     Modifications include:

     2.1 Modify the reactor piping system such that the existing guard bed reactor operates as a hydrotreating reactor in series with the existing hydrotreating reactor.

     2.2 Replace existing E-49 Reactor feed-effluent exchanger to reduce pressure drop in the reactor loop.

     2.3  Replace the P-36 water wash pumps with larger pumps.

                                                                       Exhibit E
                                                  Ancillary Equipment Site Lease


                     AVU 146 Turnaround/Capital Maintenance

Turnaround Maintenance

1. Replace miscellaneous pipe details, remove dead legs, and install temporary pump out piping.
2.   Repair VOC leaks.
3.   Renew flare grating on top four platforms
4.   Replace flare tip/steam ring/pilots
5. Clean and/or renew tube bundles for the following exchangers: E-101, E-102, E-103, E-107A, E-110, E-126, E-129A, and E-129B.
6. Perform miscellaneous repairs on furnaces: replace peep sight openings, replace miscellaneous hanger supports, replace bent tubes, report door sheet on air duct, and replace thermowells.
7.   Install actuator on T-104.
8.   Revise sample system for vacuum recycle on T-108 vacuum tower.
9.   Repair P-122 A/B pump strainer.
10.  Install nitrogen purge system.
11.  Replace miscellaneous valves.
12.  Replace miscellaneous pressure relief valves per PSV and Flare study.
13.  Install pressure taps on T-101 Atmospheric Tower.
14.  Tie vacuum off-gas into wet-gas system.
15.  Pipe up cutting oil to pump discharge on P-122 A/B.
16.  Clean cooling water system to remove deposits.

Capital Maintenance

1.   Install new stripping trays in T-101 Atmospheric Tower
2.   Install additional heavy distillate fuel/ago trays in T-101 Atmospheric
     Tower
3. Upgrade the wash zone packing in T-108 Vacuum Tower from a Glitsch Grid to structured packing.

                                                                       Exhibit E
                                                  Ancillary Equipment Site Lease

                     GFU-242 Turnaround/Capital Maintenance

Turnaround Maintenance

1. Install new channel head and bundle in C-201 Stripper Reboiler, replace the bundles in C-203-1 and C-203-2, retube No. 9 Seal Oil Cooler, and replace No. 10 Seal Oil Cooler channel head.
2.   Repair cooling tower as necessary-to be determined during shutdown.

Capital Maintenance

3.   Lo-Nox Burners
4.   Renew or repair F-408 Fuel Gas K.O. Drum

                                                                       Exhibit E
                                                  Ancillary Equipment Site Lease

                     GFU 243 Turnaround/Capital Maintenance


Turnaround Maintenance

1.   Change and repair Amine Regenerator tray damage, if needed.
2. Check and clean Cold High Pressure Separator and replace demister pad, if needed.
3. Pull, clean, and test C-327 A/B, C-302 A/B, C-304, C-307 A/B exchangers; retube C-305; externally clean all finned coolers. Repair or replace if needed.
4.   Check trays in E-303 Product Stripper and repair or replace as needed.
5. Check demister pad in F-302 Make-up Compressor Suction Drum and repair or replace as needed.
6. Clean and replace demister pad in F-306 Low Pressure Hot Flash Drum, if needed.
7.   Clean and replace demister pad in F-307 Low Pressure Separator, if needed.
8. Clean and inspect F-308 Rich Amine Flash Drum and Low Pressure Contactor and repair or replace as needed.
9. Check demister pad in F-314 Fuel Gas K.O. Drum, repair to renew or replace as needed.
10.  Check filter elements in F-333/333A Coalescers, replace if needed.
11. Check demister pad in F-305 Product Water Coalescer, replace or repair as needed.
12.  Inspect and miscellaneous mechanical and refractory repairs of furnace
13.  Miscellaneous repairs on lube pumps and compressors
14.  Clean, inspect, repair and reset all unit PSVs
15.  Repair VOC leaks
16.  Miscellaneous piping and other repairs.


Similar work was completed in early 1999.

                                                                       Exhibit E
                                                  Ancillary Equipment Site Lease

                    CRU 1344 Turnaround/Capital Maintenance

Turnaround Maintenance

1.   Pull, clean, and test the E-34 exchangers
2.   Change catalyst in R-31 Reactor
3.   Change feed filter
4.   Replace miscellaneous valves around filter.

                                                                       Exhibit F
                                                  Ancillary Equipment Site Lease


                    FORM OF ASSIGNMENT AND CONSENT AGREEMENT


     CONSENT AND AGREEMENT, dated as of August 19, 1999, among CLARK REFINING & MARKETING, INC., a Delaware corporation ("Clark R&M"), BANKERS TRUST COMPANY, a New York banking corporation, as Collateral Trustee for the benefit of the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the "Collateral Trustee"), and PORT ARTHUR COKER COMPANY L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, the Partnership is constructing and will own and operate a new delayed coker facility and certain related refinery equipment, located at Clark R&M's refinery in Port Arthur, Texas (the "Coker Complex");

     WHEREAS, Clark R&M and the Partnership have entered into (i) the Services and Supply Agreement (the "SSA"), (ii) the Product Purchase Agreement (the "PPA"), (iii) the Coker Complex Ground Lease and Blanket Easement Agreement (the "Ground Lease"), (iv) the Ancillary Equipment Site Lease and Easement Agreement (the "Site Lease") and (v) the Transfer and Assignment Agreement (the "Transfer and Assignment"), each of which is dated as of August 19, 1999 (all five agreements, as amended, supplemented or otherwise modified from time to time, collectively, the "Agreements"), in connection with the construction and operation of the Coker Complex;

     WHEREAS, in order to finance the construction and operation of the Coker Complex, the Partnership has entered into financing arrangements (as the same may be amended, supplemented or otherwise modified, or extended or refinanced, from time to time, the "Financing Arrangements") with the banks and other financial institutions from time to time parties thereto (together with their respective successors and assigns, the "Financing Parties");

     WHEREAS, the Financing Arrangements provide, among other things, for the making of the loans and other extensions of credit to the Partnership, the proceeds of which are to be applied to finance the construction of the Coker Complex;

     WHEREAS, the loans, bonds and other obligations of the Partnership incurred in connection with the Financing Arrangements will be secured by substantially all of the assets of the Partnership pursuant to a Common Security Agreement, dated as of August, 19, 1999, entered into by the Partnership in favor of the Collateral Trustee, pursuant to which the Partnership has assigned to the Collateral Trustee for the benefit of the Secured Parties, as collateral security for the Senior Debt Obligations, all of the Partnership's right, title and interest in, to and under among other things the Agreements;

     WHEREAS, it is a condition to the obligations of the Financing Parties under the Financing Arrangements that Clark R&M execute and deliver this Consent;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.  DEFINITIONS.

     (a)  Defined Terms. The following terms shall have the meanings indicated:

               "Agreements" has the meaning specified in the recitals to this Consent.

               "Coker Complex" has the meaning specified in the recitals.

               "Collateral Trustee" has the meaning specified in the caption of this Consent.

               "Common Security Agreement" means the Common Security Agreement, dated as of August 19, 1999, among the Partnership, the Collateral Trustee and the other parties named therein, as the same may be amended, supplemented or otherwise modified from time to time.

               "Consent" means this Consent and Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "Clark R&M" has the meaning specified in the caption of this Consent.

               "Default Notice" has the meaning specified in Section 5(a).

               "Event of Default" means any of the events listed in Section 10.1 of the Common Security Agreement.

               "Financing Arrangements" has the meaning specified in the recitals to this Consent.

               "Financing Documents" means the Common Security Agreement and any other agreement or instrument entered into by the Partnership or any other Person pursuant to the Financing Arrangements which secures, evidences or governs payment or performance of any of the Senior Debt Obligations.

               "Financing Parties" has the meaning specified in the recitals to this Consent.

               "Ground Lease" has the meaning specified in the recitals to this Consent.

               "Nominee" has the meaning specified in Section 5(b).

               "Notice" has the meaning specified in Section 5(a).

               "Partnership" has the meaning specified in the caption of this Consent.

               "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other legal entity of whatever nature.

               "Project Revenue Account" has the meaning specified in the Common Security Agreement.

               "PPA" has the meaning specified in the recitals to this Consent.

               "Refinancing" means any financing transaction or debt offering transaction, or series of such transactions, all or part of the proceeds of which are used to repay the Senior Debt Obligations or otherwise are used to provide financing for the Coker Complex.

               "Replacement Party" has the meaning specified in Section 5(c).

               "Secured Parties" has the meaning specified in the Common Security Agreement.

               "Senior Debt Obligations" has the meaning specified in the Common Security Agreement.

               "Site Lease" has the meaning specified in the recitals to this Consent.

               "SSA" has the meaning specified in the recitals to this Consent.

               "Transfer and Assignment" has the meaning specified in the recitals to this Consent.

               "Transferee" has the meaning specified in Section 5(b)(i).

          (b)  Other Definitional Provisions.

               (i) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Consent shall refer to this Consent as a whole and not to any particular provision of this Consent, and section and subsection references are to this Consent unless otherwise specified.

                                                                               4
               (ii) Each reference in this Consent to an agreement, instrument or document shall be deemed to refer to such agreement, instrument or document as the same may be amended, supplemented or otherwise modified from time to time.

               (iii) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

               (iv) Each reference in this Consent to a Person shall be deemed to include such Person's successors and assigns.


     SECTION 2.  CONSENTS TO ASSIGNMENTS, ETC.

          Clark R&M hereby:

          (a) acknowledges that the Secured Parties are entering into the Financing Arrangements in reliance upon the performance by Clark R&M of its obligations under the Agreements and this Consent, and irrevocably consents to the assignment of the Agreements, pursuant to Section 12.5 of the SSA,
     Section 9.11 of the PPA, Section 22.1 of the Ground Lease, Section 22.1 of the Site Lease and Section 5.5 of the Transfer and Assignment, to the Collateral Trustee for the benefit of the Secured Parties as collateral security for the Senior Debt Obligations of all of Partnership's right, title and interest, (whether now existing or hereafter arising) in, to and arising under the Agreements;

          (b)  irrevocably consents, pursuant to Section 12.5 of the SSA,
     Section 9.11 of the PPA, Section 22.1 of the Ground Lease and Section 22.1 of the Site Lease and Section 5.5 of the Transfer and Assignment, to any subsequent assignment of any of the Agreements by the Collateral Trustee pursuant to Section 5(b), upon and after receipt by Clark R&M of written notice from the Collateral Trustee that it desires to exercise its rights and remedies as a secured party, or as trustee for the benefit of the Secured Parties, in respect of the Senior Debt Obligations (but without any right or obligation of Clark R&M to know or confirm whether any such subsequent assignment is permitted under the Financing Documents), including the acquisition of all of the Partnership's existing and future rights under the Agreements by sale, foreclosure or otherwise, or the construction and/or operation of the Coker Complex pending sale or foreclosure through a receiver or otherwise, or the assignment of the Agreements to any Person who is a Transferee; and Clark R&M will, at the request of any such Transferee, enter into a consent and agreement in connection therewith having terms the same as the terms of this Consent, except such terms as may be inapplicable;

          (c) confirms that the assignment of the Partnership's right, title and interest in, to and arising under the Agreements pursuant to Section
     6.06 of the Common Security Agreement is in accordance with all applicable provisions of the Agreements;

          (d) irrevocably agrees that the Collateral Trustee and the other Secured Parties shall not be subject to any liability or obligation under any of the Agreements nor shall the Collateral Trustee or any Secured Party be obligated or required (A) to perform any of the Partnership's obligations under any of the Agreements or (B) to take any action to collect or enforce any claim for payment assigned to it under the Common Security Agreement or otherwise;

          (e) acknowledges the right of the Collateral Trustee and the other Secured Parties to cure defaults by the Partnership under any of the Agreements pursuant to the terms of this Consent (notwithstanding anything to the contrary contained in such Agreement), without assuming or being responsible for any of the obligations of the Partnership thereunder;

          (f) acknowledges the right of the Collateral Trustee, following the occurrence of an Event of Default under the Common Security Agreement, to exercise its rights thereunder as a secured creditor and collateral assignee of the Agreements to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Agreements and to enforce the Agreements against Clark R&M, notwithstanding anything to the contrary contained in any of the Agreements (but without any right or obligation of Clark R&M to know or confirm whether any such subsequent assignment is permitted under the Financing Documents);

          (g) acknowledges and irrevocably agrees, notwithstanding anything to the contrary contained in any of the Agreements, but subject to the provisions of this Consent, that none of the following shall constitute in and of itself, as between Clark R&M and the Collateral Trustee or any other Secured Party, a default or breach by Partnership under any of the
     Agreements:

               (i) the collateral assignment of any of the Agreements to the Collateral Trustee for the benefit of the Secured Parties;

               (ii) the sale, foreclosure or other enforcement by the Collateral Trustee or any other Secured Party of secured creditor remedies;

               (iii) the acquisition of the rights of the Partnership under any of the Agreements by the Collateral Trustee or any other Person as a result of sale or foreclosure (or acceptance of an absolute assignment of the Agreements in lieu of sale or foreclosure) or the exercise of other secured creditor remedies; or

               (iv) the assignment of any of the Agreements by the Collateral Trustee or any other Secured Party or a Nominee to any other Person, following the acquisition of the Agreements by the Collateral Trustee or any other Secured Party or Nominee in the exercise of rights and remedies as a secured creditor (or in lieu of the exercise of such rights and remedies); and

          (h) irrevocably agrees at the request of the Partnership, to enter into a consent and agreement in connection with a Refinancing having terms the same as this Consent, except such terms as may be inapplicable or other non-substantive change.

SECTION 3.  PAYMENT OF ASSIGNED SUMS

     Until notified in writing by the Collateral Trustee that the Senior Debt Obligations have been paid in full, Clark R&M shall pay by wire transfer in U.S. dollars of same day funds directly to the Project Revenue Account or as otherwise instructed in writing by the Collateral Trustee any and all amounts, if any, payable by Clark R&M to the Partnership under the Agreements or as a result of a breach thereof. The making of such payment into the Project Revenue Account, and the currency of such payment are of the essence of this Consent. All amounts paid to the Collateral Trustee shall be accompanied by a notice specifying the amount of such payment and the purpose for which such payment is being made. After Clark R&M has been notified in writing by the Collateral Trustee that the Senior Debt Obligations have been paid in full, Clark R&M shall pay such amounts directly to Partnership.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF CLARK R&M

          Clark R&M hereby represents and warrants that:

          (a) Organization. It is a corporation duly organized and existing under the laws of Delaware and has the legal capacity to enter into and perform this Consent.

          (b) Government Authorizations. It has obtained all necessary authorizations from the competent governmental authorities for the execution of this Consent and the performance of its obligations hereunder.

          (c) Corporate Authority. The execution and performance by Clark R&M of this Consent has been duly authorized by all necessary corporate action. This Consent has been duly executed by Clark R&M and, assuming the due authorization and execution of this Consent by the Partnership and the Collateral Trustee, constitutes the legal, valid and binding obligation of Clark R&M, enforceable against Clark R&M in accordance with its terms.

          (d) No Conflict. Neither the execution of this Consent by Clark R&M nor the performance by Clark R&M of its obligations hereunder will conflict with or result in any breach of, or constitute a violation of or default under, any applicable law or regulation, Clark R&M's charter or by-laws, or any indenture, mortgage, deed of trust, or other instrument or agreement (including, without limitation, any negative pledge or similar clause), to which Clark R&M or any of its affiliates is a party, or by which any of them may be bound, or to which any of their respective property or assets may be subject.

          (e) No Litigation. No lawsuit or other proceeding is pending or, to the knowledge of Clark R&M, threatened against Clark R&M which, if determined adversely to Clark R&M, may materially and adversely affect its business or financial condition or the consummation of the transactions contemplated by, or the performance of its obligations under, this Consent or any of the Agreements. No action or proceeding has been instituted and no order, decree, injunction or judgment of any kind from any court or other governmental authority has been issued to avoid, restrain or in any other manner prevent the consummation of the transactions contemplated by this Consent or any of the Agreements.

          (f) Enforcement. The Agreements and this Consent are in proper legal form to be enforced against Clark R&M, and it is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of the Agreements or this Consent that they be filed, recorded or enrolled with any governmental authority, or that any such document be stamped with any stamp, registration or similar transaction tax.

          (g) Execution, Delivery; Binding Agreements. The Agreements are in full force and effect and none of the Agreements have been assigned by Clark R&M. Except for the assignments referred to in Section 2(a) hereof, Clark R&M has not received any notice of transfer or assignment of any of the Agreements by the Partnership.

          (h) No Default or Amendment. Neither Clark R&M nor, to its knowledge, the Partnership is in default under any of the Agreements. Clark R&M has no existing claims, counterclaims, offsets or defenses against the Partnership in respect of any of the Agreements. None of the Agreements have been amended, modified or supplemented in any manner.


SECTION 5.  RIGHTS OF COLLATERAL TRUSTEE

          Clark R&M agrees that the Collateral Trustee, for the benefit of the Secured Parties, so long as any Senior Debt Obligations remain outstanding, shall have the following rights with respect to the Agreements:

          (a) Notwithstanding anything to the contrary contained in any of the Agreements, none of the Agreements shall be terminated or canceled by action of Clark R&M as the result of any breach or default of the Partnership without prior notice in writing to the Collateral Trustee, specifying the basis therefor (hereinafter called a "Notice"). In the event of a default by Partnership under any of the Agreements, Clark R&M (i) will give prompt written notice to the Collateral Trustee (a "Default Notice") of such default and any cure period pursuant to such Agreement (the "Partnership's Cure Period"), (ii) will allow the Collateral Trustee and the other Secured Parties to cure such default during the Partnership's Cure Period (whether or not the Partnership or any equity investor in the Partnership also has the right to cure such default during such period) and (iii) prior to the exercise by Clark R&M of any right to terminate such Agreement, will afford the Collateral Trustee and the other Secured Parties the longer of (A) 120 days after the receipt by the Collateral Trustee of the Default Notice and (B) 60 days after the expiration of the Partnership's Cure Period (the "Secured Parties' Cure Period") to cure such default, provided that the Secured Parties' Cure Period shall be extended for such longer period of time as is necessary as long as the Collateral Trustee or any other Secured Party shall be diligently acting in good faith to cure such default or to obtain title to the Coker Complex; and provided, further, that notwithstanding the foregoing, in no event shall the Secured Parties' Cure Period with respect to a payment default by the Partnership exceed 90 days after the Default Notice from Clark R&M. No curing of any defaults under such Agreement shall be construed as an assumption by the Collateral Trustee or the Secured Party of any of the obligations, covenants or agreements of the Partnership under such Agreement.

          (b) If the Collateral Trustee or any other Secured Party, or a Nominee (as defined below), shall become the legal or beneficial owner of the Coker Complex, or shall become entitled to cause the disposition of the Coker Complex pursuant to the exercise of its rights and remedies as a secured creditor, then:

               (i) Such Person, at its election, may continue the Agreements by delivering to Clark R&M a written notice of continuation. Such Person may thereafter cause the Partnership's interest in the Agreements to be transferred to itself or to a third party by delivering to Clark R&M a written notice of such transfer and an agreement from such Person or such third party satisfying the conditions of Section 5(b)(ii) hereof (such Person or such third party, as the case may be, being herein called a "Transferee"), and in the event of any transfer and any successive transfers thereafter, (A) Clark R&M will continue to perform, for the benefit of such Transferee, its obligations under the Agreements pursuant to its terms as modified hereby, without regard to any default by the Partnership thereunder, (B) the Partnership shall remain liable to Clark R&M for all its obligations and duties under the Agreements, and (C) any Transferee shall become liable, not personally but solely to the extent of its direct or indirect right, title and interest in and to the Coker Complex and the operating contracts relating thereto, to perform the duties and obligations of the Partnership under the Agreements only as arise in respect of the period commencing on the date of such Transferee's succession. Only the Transferee, and not the Person delivering a notice of continuation, shall have liabilities and obligations under the Agreements.

               (ii) Any agreement delivered pursuant to the second sentence of subparagraph (i) of this Section 5(b) shall provide that the Transferee shall (A) assume and agree to perform all future obligations of the Partnership under the Agreements and agree to be bound by the terms of the Agreements in connection therewith and (B) be bound by all actions taken and notices given by the parties under the Agreements prior to any such transfer.

               (iii) As used in this Section 5, "Nominee" shall mean (A) any Person or entity that is directly or indirectly owned and controlled by the Collateral Trustee, the Collateral Trustee or any other Secured Party and
     (B) which has acquired the Partnership's right, title and interest in the Coker Complex.

          (c) If (i) the Partnership or a trustee or receiver or any Person exercising the powers of a trustee or receiver in any bankruptcy, insolvency, receivership, arrangement, liquidation or similar proceeding applicable to the Partnership rejects any of the Agreements, or (ii) any of the Agreements is terminated (x) by reason of any bankruptcy, insolvency, receivership, arrangement, liquidation or similar proceeding applicable to the Partnership or (y) by reason of any default by the Partnership under such Agreement, and if, in any such case, within 90 days after such termination, the Collateral Trustee shall so request, Clark R&M will execute and deliver to the Collateral Trustee, one or more of the Secured Parties, a Nominee or a Transferee, as shall be designated by the Collateral Trustee (herein called the "Replacement Party"), a new contract with the Replacement Party. The new contract shall contain substantially the same terms and provisions as such Agreement for the balance of the unexpired term thereof.

          (d) If the Collateral Trustee, for the benefit of the Secured Parties, or any Replacement Party is prohibited from curing any default by the Partnership under any of the Agreements by any process, stay or injunctions issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Partnership, then the Secured Parties' Cure Period shall be extended for the period of such prohibition.


     SECTION 6. AGREEMENTS OF CLARK R&M

          (a) Continuation of Performance. Clark R&M agrees to continue the performance of its obligations under each of the Agreements notwithstanding any default by the Partnership under any Financing Document, or the exercise by any Person of its rights under any Financing Document.

          (b) No Set-Offs, Deductions or Counterclaim. Clark R&M agrees that no amounts due to the Partnership under any of the Agreements shall be subject to any reduction for any set-off, deduction, counterclaim or otherwise based upon any claim against the Partnership. Clark R&M shall not assert any claim it may have by reason of the Partnership's default under any of the Agreements as a defense to performance of its obligations under any other agreement with the Partnership or any affiliate of the Partnership or under this Consent. Nothing contained in this paragraph (c) shall waive Clark R&M's rights to enforce any such claim as a cause of action against the Partnership.

          (c) Compliance with Instructions from Collateral Trustee. Clark R&M hereby agrees that it shall (i) comply with any and all written instructions received from the Collateral Trustee pursuant to the Financing Documents, (ii) treat such instructions as coming directly from the Partnership, (iii) disregard any contradictory instructions received from the Partnership and (iv) with effect as of the date of receipt of such instructions, direct to the Collateral Trustee (with a copy to the Partnership) all communications and correspondence arising out of or in connection with any of the Agreements.

          (d) Notices. All notices or other communications to be delivered to the Collateral Trustee or any of the other Secured Parties pursuant to this Consent or any of the Agreements shall be delivered to the Collateral Trustee at the address specified in Section 8 below and, in the case of Clark R&M or the Partnership, to each of these respective entities at the addresses specified in Section 8 below.

          (e) Amendments of Agreements, Etc. Clark R&M will not agree to any amendment, cancellation or early termination of any of the Agreements, and will not assign its rights or obligations under any of the Agreements to a third party, without the prior written consent of the Collateral Trustee.

          (f) Reservation of Rights. Clark R&M expressly reserves all rights and remedies available at law or in equity under the Agreements, except to the extent expressly modified in this Consent.

          (g) Copies of Notices to Partnership. Clark R&M will deliver to the Collateral Trustee a copy of each notice given by it to the Partnership concurrently with delivery of such notice to the Partnership.


     SECTION 7. FURTHER ASSURANCES

          The parties hereto hereby agree to provide to each other such documents and to take such other action as may be reasonably necessary to effectuate fully the purposes of this Consent.

SECTION 8. NOTICES

          All notices and other communication under or in connection with this Consent shall be in writing, shall refer on their face to the applicable Agreement(s) (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class registered or certified mail, by facsimile, by hand or by overnight courier service and shall be addressed:

          (i) if to Clark R&M, in accordance with the Agreements;

          (ii) if to the Collateral Trustee, to

                    Bankers Trust Company
                    Corporate Trust & Agency Services
                    Four Albany Street, 4th Floor
                    New York, New York 10006
                    Attention: James McDonough

          (iii) if to the Partnership, in accordance with the Agreements; or

          (iv) to such other address as Clark R&M, the Partnership or the Collateral Trustee, as the case may be, may designated by prior written notice to the other parties given pursuant hereto.

SECTION 9. MISCELLANEOUS

          (a) Separate Counterparts; Amendments, Waiver. This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all of such counterparts together shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Clark R&M, the Collateral Trustee and the Partnership.

          (b) Severability. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) Successors and Assigns. This Consent shall be binding upon and inure to the benefit of Clark R&M, the Collateral Trustee, the other Secured Parties, the Partnership and their respective successors and permitted assigns.

          (d) GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (e) Submission to Jurisdiction. Clark R&M hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Consent, or for recognition and enforcement of any judgment in respect thereof or the enforcement of an award rendered pursuant to
Section 11.6 of the SSA and Section 9.7 of the PPA, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, City of New York and the Federal courts of the U.S. for the Southern District of New York located in the Borough of Manhattan, City of New York; and,
(ii) notwithstanding anything to the contrary contained in the Agreements, consents that any action or proceeding in connection with the Agreements may be brought by the Collateral Trustee and the Financing Parties in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

          (f) Enforcement of Judgments. Clark R&M agrees that a final judgment against it in any action, suit or proceeding brought in any New York State or Federal court in accordance with paragraph (e) above shall be conclusive and may be enforced in any jurisdiction by suit on the judgment, a certified copy of which judgment shall be conclusive evidence thereof, or by any other means provided by law.

          (g) No Implied Waiver. Failure or delay on the part of any party hereto to exercise a right under this Consent shall not operate as a waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

          (h) Agent for Service of Process. Clark R&M hereby irrevocably and unconditionally appoints CT Corporation, with an office on the date hereof at 1633 Broadway, 23rd Floor, New York, New York 10019, as its agent, which shall be a commercial process agent (the "Process Administrative Agent") to receive on behalf of Clark R&M and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in such New York State or Federal court. In any such action or proceeding, such service may be made on Clark R&M by delivering a copy of such process to Clark R&M in care of the Process Administrative Agent at the Process Administrative Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to Clark R&M at its address set forth beneath its signature hereto (such service to be effective upon such receipt by the Process Administrative Agent and the depositing of such process in the mails as aforesaid). Clark R&M hereby further irrevocably and unconditionally authorizes and directs such Process Administrative Agent to accept such service on its behalf. If for any reason the Process Administrative Agent shall cease to be available to act as such, Clark R&M agrees to designate a new agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Trustee. As an alternate method of service, Clark R&M irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to Clark R&M by certified or registered air mail at its address set forth in the Agreements, such service to become effective 30 days after such mailing. Nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction. Clark R&M hereby agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                    CLARK REFINING & MARKETING, INC.


                                    By:  ____________________________________
                                         Name:
                                         Title:


                                    Acknowledged and agreed:


                                         BANKERS TRUST COMPANY, as Collateral
                                         Trustee for the benefit of the Secured
                                         Parties


                                         By:  _________________________________
                                              Name:
                                              Title:


                                         PORT ARTHUR COKER COMPANY L.P.

                                         By:  SABINE RIVER HOLDING CORP.,
                                              as General Partner



                                              By:  _____________________________
                                                   Name:
                                                   Title:

                                                                       Exhibit G
                                                  Ancillary Equipment Site Lease

                          FORM OF MEMORANDUM OF LEASE


                  MEMORANDUM OF ANCILLARY EQUIPMENT SITE LEASE
                             AND EASEMENT AGREEMENT
                             ----------------------



THE STATE OF TEXAS   )
                     ) KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF JEFFERSON  )


     THAT, CLARK REFINING & MARKETING, INC., a Delaware corporation ("Lessor"), and PORT ARTHUR COKER COMPANY L.P., a Delaware limited partnership ("Lessee"), have made and entered into that certain Ancillary Equipment Site Lease and Easement Agreement dated effective as of August 19, 1999 (the "Ancillary Equipment Site Lease") with respect to the tracts of land described on Exhibit A attached hereto and made a part hereof for all purposes (collectively, the "Ancillary Equipment Site").

     1 Defined Terms. All defined terms used in this Memorandum shall have the respective meanings provided for such defined terms in the Ancillary Equipment Site Lease.

     2 Lease. On and subject to the terms, provisions and conditions of the Ancillary Equipment Site Lease, Lessor has leased, let, demised and rented the Ancillary Equipment Site and the Ancillary Equipment to Lessee, and Lessee has leased and accepted the Ancillary Equipment Site and the Ancillary Equipment from Lessor, for an initial lease term (the "Ancillary Equipment Site Initial Term") commencing on the date hereof and ending on August 19, 2029.

     3 Options to Renew. The Ancillary Equipment Site Lease provides that, on and subject to the terms, provisions and conditions set forth therein, Lessee shall have the right and option to extend the Ancillary Equipment Site Initial Term for up to five (5) additional terms of five (5) years each (each, an "Ancillary Equipment Site Renewal Term").

     4 Appurtenant Easement. The grant by Lessor to Lessee under the Ancillary Equipment Site Lease includes a nonexclusive easement, appurtenant to the Ancillary Equipment Site Leasehold and for the Ancillary Equipment Site Lease Term, on, over and under the Adjacent Refinery Property, as more particularly described in Exhibit B attached hereto and made a part hereof for all purposes, for the purpose of ingress and egress to and from the Ancillary Equipment Site, for the location and maintenance of the Ancillary Equipment (including, without limitation, all interconnection pipes, wiring, other pipelines and communication and utility lines), and for any other purpose as may be necessary or desirable in connection with the maintenance and operation of the Ancillary Equipment, or the operation of the Heavy Oil Processing Facility.

     5 Controlling Document. This Memorandum has been executed by Lessor and Lessee pursuant to the provisions of the Ancillary Equipment Site Lease, for recordation in the Official Public Records of Real Property of Jefferson County, Texas, and it is the intent of this Memorandum to give record notice that Lessor and Lessee have entered into the Ancillary Equipment Site Lease for the Ancillary Equipment Site and the Ancillary Equipment. It is not the purpose of this Memorandum to amend, modify, eliminate, or add to the provisions of such Ancillary Equipment Site Lease. In the event and to the extent of any conflict between the terms of this Memorandum and the terms of the Ancillary Equipment Site Lease, the terms of the Ancillary Equipment Site Lease shall supersede and control.

     6 Successors and Assigns. The rights and obligations of the parties to the Ancillary Equipment Site Lease shall be binding upon, and shall inure to the benefit of, the respective permitted successors and assigns of the parties (but without affecting any restrictions on assignment and subletting set forth in the Ancillary Equipment Site Lease).

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Memorandum of Ancillary Equipment Site Lease and Easement Agreement to be effective as of the date first set forth above.

LESSEE:                                 LESSOR:

PORT ARTHUR COKER COMPANY L.P., a       CLARK REFINING & MARKETING, INC., a
Delaware limited partnership            Delaware corporation

By:  Sabine River Holding Corp., a
     Delaware corporation, its sole     By:
     general partner                    Name:
                                        Title:

     By:
     Name:
     Title:

STATE OF               )
                       )
COUNTY OF              )


     This instrument was acknowledged before me on August __, 1999, by ____________________________________________, the _________________________ of
CLARK REFINING & MARKETING, INC., a Delaware corporation, on behalf of said corporation.



                                        Notary Public, State of

STATE OF               )
                       )
COUNTY OF              )

     This instrument was acknowledged before me on August __, 1999, by ________________________________, the ___________________________ of Sabine
River Holding Corp., a Delaware corporation and the sole general partner of PORT ARTHUR COKER COMPANY L.P., a Delaware limited partnership, on behalf of said limited partnership.




                                        Notary Public, State of



List of Exhibits:


     Exhibit A - Description of the Ancillary Equipment Site

     Exhibit B - Description of the Adjacent Refinery Property

                                                                      Exhibit H
                                                  Ancillary Equipment Site Lease


                 ANCILLARY EQUIPMENT OPERATING FEE CALCULATION


The Coker Company shall pay Clark R&M for the processing of crude oil through the Ancillary Equipment each day according to the following formula:

                       Crude Unit Fee + GFU 243 Fee + GFU 242 Fee + CRU 1344 Hydrotreater Fee

     Where:

     1.               Crude Unit Fee Definitions
                      --------------------------

                                "Crude Unit Fee" means, for any day, the sum of
                       (i) Crude Unit Fixed, (ii) Crude Unit Non-Fuel Variable,
                       (iii) Crude Unit Fuel Variable and (iv) Crude Unit Electricity Variable.

                                "Crude Unit Fixed" means, for any day, (i)
                       250,000, multiplied by (ii) $0.148, multiplied by (iii) the Inflation Factor for such day.

                                "Crude Unit Non-Fuel Variable" means, for any
                       day, (i) Total Crude Oil Volume for such day, multiplied by (ii) $0.005, multiplied by (iv) the Inflation Factor for such day.

                                "Crude Unit Fuel Variable" means, for any day,
                       (i) Total Crude Oil Volume for such day, multiplied by
                       (ii) $0.239, multiplied by (iii) (x) the Current Period Fuel, divided by (y) $2.24 Price.

                                "Crude Unit Electricity Variable" means, for any
                       day, (i) Total Crude Oil Volume for such day, multiplied by (ii) $0.016, multiplied by (iii) (x) the Current Period Electricity Price, divided by (y) $0.029.

     2.               GFU 243 Fee Definitions
                      -----------------------

                                "GFU 243 Fee" means, for any day, the sum of (i)
                       GFU 243 Fixed, (ii) GFU 243 Non-Fuel Variable, (iii) GFU 243 Fuel Variable and (iv) GFU 243 Electricity Variable.

                                "GFU 243 Fixed" means, for any day, (i) 43,000,
                       multiplied by (ii) $0.238, multiplied by (iii) the Inflation Factor for such day.

                                "GFU 243 Non-Fuel Variable" means, for any day,
                       (i) total number of barrels of feedstreams processed through GFU 243 on such day, multiplied by (ii) $0.094, multiplied by (iii) the Inflation Factor for such day.

                                "GFU 243 Fuel Variable" means, for any day, (i)
                       total number of barrels of feedstreams processed through GFU 243 on such day, multiplied by (ii) $0.330, multiplied by (iii) (x) the Current Period Fuel Price, divided by (y) $2.24.

                                "GFU 243 Electricity Variable" means, for any
                       day, (i) total number of barrels of feedstreams processed through GFU 243 on such day, multiplied by (ii) 0.042, multiplied by (iii) (x) the Current Period Electricity Price, divided by (y) $0.029.

     3.                GFU 242 Fee Definitions
                       -----------------------

                                "GFU 242 Fee"  means, for any day, the sum of
                       (i) GFU 242 Fixed, (ii) GFU 242 Non-Fuel Variable, (iii) GFU 242 Fuel Variable and (iv) GFU 242 Electricity Variable.

                                "GFU 242 Fixed" means, for any day, (i) 32,000,
                       multiplied by (ii) $0.221, multiplied by (iii) the Inflation Factor for such day.

                                "GFU 242 Non-Fuel Variable" means, for any day,
                       (i) total number of barrels of feedstreams processed through GFU 242 on such day, multiplied by (ii) $0.017, multiplied by (iii) the Inflation Factor for such day.

                                "GFU 242 Fuel Variable" means, for any day, (i)
                       total number of barrels of feedstreams processed through GFU 242 on such day, multiplied by (ii) $ 0.342, multiplied by (iii) (x) the Current Period Fuel Price, divided by (y) $2.24.

                                "GFU 242 Electricity Variable" means, for any
                       day, (i) total number of barrels of feedstreams processed through GFU 242 on such day, multiplied by (ii) $0.014, multiplied by (iii) (x) the Current Period Electricity Price, divided by (y) $0.029.

     4.                CRU 1344 Hydrotreater Fee Definitions
                       -------------------------------------


                                "CRU 1344 Hydrotreater Fee" means, for any day,
                       the sum of (i) CRU 1344 Hydrotreater Fixed, (ii) CRU 1344 Hydrotreater Non-Fuel Variable, (iii) CRU 1344 Hydrotreater Fuel Variable and (iv) CRU 1344 Hydrotreater Electricity Variable.

                                "CRU 1344 Hydrotreater Fixed" means, for any
                       day, (i) 51,500, multiplied by (ii) $0.139, multiplied by
                       (iii) the Inflation Factor for such day.

                                "CRU 1344 Hydrotreater Non-Fuel Variable" means,
                       for any day, (i) the number of barrels of feedstreams processed through CRU 1344 Hydrotreater on such day, multiplied by, (ii) $0.020, multiplied by (iii) the Inflation Factor for such day.

                                "CRU 1344 Hydrotreater Fuel Variable" means, for
                       any day, (i) the number of barrels of feedstreams processed through CRU 1344 Hydrotreater on such day, multiplied by (ii) $0.159, multiplied by (iii) (x) the Current Period Fuel Price, divided by (y) $2.24.

                                "CRU 1344 Hydrotreater Electricity Variable"
                       means, for any day, the number of barrels of feedstreams processed through CRU 1344 Hydrotreater on such day, multiplied by (ii) $0.012, multiplied by (iii) (x) the Current Period Electricity Price, divided by (y) $0.029.

     5.                General Definitions
                       -------------------

                                "Current Period Fuel Price" means, for any day,
                       the MMBTU Price (as defined in Schedule 5.5.3) for month in which such day occurs.

                                "Current Period Electricity Price" means, for
                       any day, the KWH Price (as defined in Schedule 5.5.1) for the month in which such day occurs.